                                                                   Exhibit 4.2


                                                                        8/9/95

                                                                     Item 1.12



                               OVERRIDE AGREEMENT


                                   dated as of

                                  July 31, 1995

                                      among

                          Morrison Knudsen Corporation,
                             a Delaware corporation,

                          Morrison Knudsen Corporation
                              an Ohio corporation,

                               The Banks and Other
                             Financial Institutions
                                  Named Herein

                                       and

                           Mellon Bank, N.A., as Agent

                             TABLE OF CONTENTS
                                                                        PAGE

ARTICLE I       DEFINITIONS................................................  2
      1.1.      Definitions................................................  2
      1.2.      Accounting Terms and Determinations........................ 22
      1.3.      General Construction....................................... 22

ARTICLE II      SATISFACTION OF THE BORROWERS' OBLIGATIONS UNDER EXISTING
                AGREEMENTS................................................. 22
      2.1.      Acknowledgement of Obligations............................. 22
      2.2.      Conversion of Contingent to Funded Obligation.............. 22
      2.3.      Maturity of Existing Indebtedness; Termination Date........ 22
      2.4.      Deferred Payments and Amortization......................... 23
      2.5.      Interest Rates; Deferral of Interest and Letter
                of Credit Fees............................................. 23
      2.6.      Payment of Deferred Interest............................... 24
      2.7.      Fees....................................................... 24
                (a) The Agent's Fee........................................ 24
                (b) The Collateral Agent's Fee............................. 24
                (c) Fees Cumulative........................................ 25
      2.8.      Optional Prepayments....................................... 25
      2.9.      Mandatory Prepayment....................................... 25
      2.10.     Application of Payments.................................... 26
      2.11.     General Provisions as to Payments.......................... 26
      2.12.     Recalculation.............................................. 29
      2.13.     Delivery of Reallocation Certificates...................... 29
      2.14.     Computation of Interest and Fees........................... 30
      2.15.     Cash Management System..................................... 30
      2.16.     Taxes...................................................... 30

ARTICLE III     ADDITIONAL AMENDMENTS TO THE EXISTING AGREEMENTS
                AND EFFECT ON EXISTING AGREEMENTS.......................... 31
      3.1.      Waiver of Covenants........................................ 31
      3.2.      Non-Exercise of Certain Remedies Arising From Pre-existing
                Defaults or Terminations................................... 32
      3.3.      Term....................................................... 32
      3.4.      Effect on Existing Agreements.............................. 33

ARTICLE IV      SECURITY................................................... 33
      4.1.      The Borrowers' Obligations................................. 33
      4.2.      Further Assurances......................................... 34

ARTICLE V       CONDITIONS PRECEDENT....................................... 34
      5.1.      Conditions Precedent to Effectiveness of Agreement......... 34
                (a) Restructuring Documents................................ 34
                (b) Consents............................................... 34
                (c) Pending and Threatened Litigation...................... 35
                (d) The Restructuring...................................... 35
                (e) Other Matters.......................................... 35

                (f) Representations and Warranties......................... 35
                (g) No Default or Event of Default......................... 35
                (h) Defaults Under Indebtedness............................ 35
      5.2.      Additional Condition Precedent............................. 35

ARTICLE VI      REPRESENTATIONS AND WARRANTIES............................. 36
      6.1.      Organization and Qualification............................. 36
      6.2.      Corporate Power and Authorization; Binding Effect.......... 36
      6.3.      No Conflict................................................ 36
      6.4.      No Consents................................................ 36
      6.5.      Absence of Litigation...................................... 37
      6.6.      No Default under the Restructuring Documents............... 37
      6.7.      Indebtedness............................................... 37
      6.8.      Material Contracts......................................... 37
      6.9.      Correctness of Collateral Schedules........................ 38
      6.10.     Correctness of Financial Information....................... 38
      6.11.     Security Documents......................................... 38
      6.12.     Taxes...................................................... 38
      6.13.     No Burdensome Restrictions................................. 39
      6.14.     Judgments.................................................. 39
      6.15.     Compliance with Laws....................................... 39
      6.16.     Compliance with ERISA...................................... 39
      6.17.     Governmental Authorizations; Permits, Licenses and
                Accreditations; Other Rights............................... 40
      6.18.     Environmental Matters...................................... 40
      6.19.     No Material Adverse Effect................................. 41
      6.20.     Consolidated Subsidiaries; Subsidiaries.................... 41
      6.21.     Margin Securities.......................................... 41
      6.22.     Investment Company Act..................................... 41
      6.23.     Business Locations and Trade Names......................... 41
      6.24.     Title to Real Property and Other Assets.................... 42
      6.25.     Labor Matters.............................................. 42
      6.26.     Employment and Investment Agreements....................... 42
      6.27.     No Misstatements........................................... 42
      6.28.     Restructuring.............................................. 42
      6.29.     MK Rail Lock Box........................................... 42
      6.30.     Cash Management System..................................... 43

ARTICLE VII     AFFIRMATIVE COVENANTS...................................... 43
      7.1.      Financial Statements; Additional Reporting Requirements.... 43
      7.2.      Provision of Notices....................................... 45
      7.3.      Filing of Returns; Payment of Taxes........................ 47
      7.4.      Maintenance of Existence................................... 47
      7.5.      Compliance with Laws....................................... 47
      7.6.      Maintenance of Properties.................................. 47
      7.7.      Insurance.................................................. 47
      7.8.      Books and Records.......................................... 48
      7.9.      Compliance With Terms of All Real Property Related
                Agreements................................................. 48
      7.10.     Hazardous Materials........................................ 48

      7.11.     Intellectual Property Assignments.......................... 49
      7.12.     Further Assurances......................................... 49
      7.13.     Inspection of Property, Books and Records.................. 49
      7.14.     Use of Proceeds............................................ 49
      7.15.     Compliance with Asset Disposition Program.................. 50
      7.16.     Standstill Agreements...................................... 50
      7.17.     Cash Management System..................................... 50

ARTICLE VIII    NEGATIVE COVENANTS......................................... 50
      8.1.      Indebtedness............................................... 50
      8.2.      Negative Pledge............................................ 51
      8.3.      Prohibition of Fundamental Changes......................... 52
      8.4.      Prohibition on Sale of Assets.............................. 52
      8.5.      Investments................................................ 52
      8.6.      Compliance with ERISA...................................... 53
      8.7.      Restricted Payments........................................ 53
      8.8.      Transactions With Affiliates............................... 53
      8.9.      Sale/Lease-Backs........................................... 54
      8.10.     Operating Leases........................................... 54
      8.11.     Capital Expenditures....................................... 54
      8.12.     Amendment of Charter or Bylaws............................. 54
      8.13.     No Consent to Subordination................................ 54
      8.14.     Intercompany Obligations................................... 54
      8.15.     Transit Division Operations................................ 55

ARTICLE IX      DEFAULTS................................................... 55
      9.1.      Events of Default.......................................... 55
      9.2.      The Existing Lenders' Remedies............................. 58
      9.3.      Other Remedies............................................. 59
      9.4.      Waivers by the Borrowers................................... 59

ARTICLE X       THE AGENT.................................................. 60
      10.1.     Appointment................................................ 60
      10.2.     The Agent and Affiliates................................... 60
      10.3.     Retention of Documents and Information to the
                Existing Lenders........................................... 60
      10.4.     Delegation of Duties....................................... 60
      10.5.     Limitation of Liability.................................... 61
      10.6.     Reliance by the Agent.  ................................... 61
      10.7.     Notice of Default.......................................... 62
      10.8.     Non-Reliance on the Agent and the Other Existing Lenders... 62
      10.9.     Collateral................................................. 63
      10.10.    Indemnification............................................ 63
      10.11.    The Agent in its Individual Capacity....................... 63
      10.12.    The Successor Agent........................................ 64
      10.13.    Applicability of Section to The Borrowers.................. 64
      10.14.    Delivery to Agent of Existing Agreements................... 64

ARTICLE XI      JOINT AND SEVERAL LIABILITY................................ 65
      11.1.     Joint and Several Liability................................ 65
      11.2.     The Guarantees............................................. 65
      11.3.     Guarantees Unconditional................................... 65
      11.4.     Discharge Only Upon Payment In Full; Reinstatement In Certain
                Circumstances.............................................. 66
      11.5.     Waivers by The Borrowers................................... 66
      11.6.     Subrogation................................................ 68
      11.7.     Stay of Acceleration....................................... 68

ARTICLE XII     MISCELLANEOUS.............................................. 68
      12.1.     Notices.................................................... 68
      12.2.     Entire Agreement........................................... 69
      12.3.     No Waivers................................................. 69
      12.4.     Expenses; Indemnification.................................. 69
      12.5.     Set-Off; Sharing Upon Set-Off Reductions in Liability and
                Conversion Events.......................................... 70
      12.6.     Amendments and Waivers..................................... 73
      12.7.     Effect of Waivers; Modification of Documents............... 73
      12.8.     Successors and Assigns..................................... 74
      12.9.     Headings and Captions...................................... 75
      12.10.    Interpretation............................................. 75
      12.11.    Inconsistencies With Other Documents....................... 76
      12.12.    Severability............................................... 76
      12.13.    GOVERNING LAW.............................................. 76
      12.14.    CONSENT TO JURISDICTION.................................... 76
      12.15.    WAIVER OF JURY TRIAL....................................... 76
      12.16.    Cumulative Remedies........................................ 77
      12.17.    Survival of Representations and Warranties................. 77
      12.18.    Relationship of the Parties................................ 77
      12.19.    Counterparts............................................... 77
      12.20.    Voting Prior to Metra Reduction Equalization Event......... 77
      12.21.    T-Co Term Sheet............................................ 78
      12.22.    Payments to Metra Lenders.................................. 78
      12.23.    Affirmation of Payments of Obligations..................... 78

                           EXHIBITS AND SCHEDULES


EXHIBIT A               BUDGET
EXHIBIT B               T-CO TERM SHEET
EXHIBIT C               FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT D-1             FORM OF WARRANT FOR EXISTING LENDERS OTHER THAN WITH
                        RESPECT TO METRA OBLIGATIONS
EXHIBIT D-2             FORM OF WARRANT WITH RESPECT TO METRA OBLIGATIONS


SCHEDULE A              SCHEDULE OF EXISTING LENDERS AND EXISTING AGREEMENTS
SCHEDULE B              SCHEDULE OF DOCUMENTS
SCHEDULE C              SCHEDULE FOR NOTICES
SCHEDULE D              SCHEDULE OF GUARANTORS
SCHEDULE E              CASH MANAGEMENT SYSTEM
SCHEDULE F              SCHEDULE OF REAL PROPERTY COLLATERAL
SCHEDULE 1.1(a)         SCHEDULE OF EXISTING CONTINGENT INDEBTEDNESS
SCHEDULE 1.1(b)         SCHEDULE OF WARRANTS
SCHEDULE 5.1(c)         SCHEDULE OF PENDING AND THREATENED LITIGATION
SCHEDULE 5.1(h)         SCHEDULE OF FUNDED DEBT DEFAULTS
SCHEDULE 6.7A           SCHEDULE OF INDEBTEDNESS
SCHEDULE 6.7B           SCHEDULE OF CONTINGENT OBLIGATIONS
SCHEDULE 6.8            SCHEDULE OF MATERIAL CONTRACTS
SCHEDULE 6.8A           SCHEDULE OF MATERIAL DEFAULTS
SCHEDULE 6.14           SCHEDULE OF JUDGMENTS
SCHEDULE 6.16           SCHEDULE OF MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY
SCHEDULE 6.19           SCHEDULE OF MATERIAL ADVERSE EFFECTS
SCHEDULE 6.20           SCHEDULE OF SUBSIDIARIES
SCHEDULE 6.23A          SCHEDULE OF BUSINESS LOCATIONS
SCHEDULE 6.23B          SCHEDULE OF TRADE NAMES
SCHEDULE 6.24           SCHEDULE OF CONTRACTS OR OPTIONS FOR SALE OR LEASE OF
                        REAL PROPERTY COLLATERAL
SCHEDULE 6.26           SCHEDULE OF EMPLOYMENT AND INVESTMENT
                        AGREEMENTS
SCHEDULE 7.1(k)         BACKLOG CERTIFICATE
SCHEDULE 7.2(c)(a)      SCHEDULE OF REPORTABLE EVENTS
SCHEDULE 7.2(c)(b)      SCHEDULE OF PLAN TERMINATIONS
SCHEDULE 8.1            SCHEDULE OF EXISTING INDEBTEDNESS
SCHEDULE 8.2            SCHEDULE OF PERMITTED LIENS
SCHEDULE 8.5            SCHEDULE OF PERMITTED INVESTMENTS
SCHEDULE 8.10           SCHEDULE OF OPERATING LEASES
SCHEDULE 12.4           SCHEDULE OF STEERING COMMITTEE LENDERS

                               OVERRIDE AGREEMENT


            This Override Agreement (the "Agreement") dated as of July 31, 1995 is entered into among Morrison Knudsen Corporation ("MKD"), a Delaware corporation, and Morrison Knudsen Corporation ("MKO"), an Ohio corporation (each a "Borrower" and collectively the "Borrowers"), and the banks and other financial institutions named herein and whose names appear on the signature pages hereof (each, together with its successors and assigns an "Existing Lender" and collectively, the "Existing Lenders"), and Mellon Bank, N.A. as the agent for the Existing Lenders (in such capacity, the "Agent").

            The parties hereto agree as follows:

                                    RECITALS

      A. The Borrowers are currently indebted to certain of the Existing Lenders (the "Bridge Loan Lenders") in the amount of approximately $77,000,000 (the "Bridge Loan"), pursuant to that certain Credit Agreement dated as of April 11, 1995, as amended April 25, 1995 and June 1, 1995 (the "Bridge Loan Agreement").

      B. MKO and MKD have obligations (funded, contingent or otherwise) of $521,592,587 (the "Existing Indebtedness") to the Existing Lenders pursuant to the terms of the respective loan agreements and other financing arrangements set forth on the Schedule of Existing Lenders attached hereto as SCHEDULE A (as heretofore amended and as amended hereby, the "Existing Agreements").

      C. The Borrowers are currently indebted to Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company and certain other sureties for payment and/or performance bonds.

      D. The Borrowers have requested, and the Existing Lenders, the Bridge Loan Lenders, Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company have agreed to, a restructuring of the Existing Indebtedness and the Bridge Loan, the establishment of an interim credit facility to finance the operations required in connection with the Metra Contract (as hereinafter defined) (the "Metra Transaction"), and the establishment of an as yet unformed and unnamed limited liability company ("T-Co") as contemplated by the terms of the T-Co Term Sheet (as hereinafter defined) (the "T-Co Transaction"). The Borrowers anticipate that T-Co will be formed by September 1, 1995, and that prior to such formation, certain of the Existing Lenders will advance funds to MKO's transit division (the "Transit Division") pursuant to various credit facilities as set forth in the T-Co Term Sheet (the "Interim T-Co Transaction"). The restructuring of the Existing Indebtedness, the Bridge Loan, the Metra Transaction and the Interim T-Co Transaction shall collectively be referred to as the "Restructuring."

      E. The Borrowers are in default under various provisions of the Existing Agreements.

      F. In connection with the Restructuring, the Borrowers have requested the Existing Lenders to (i) make certain agreements concerning the respective rights and remedies of the Existing Lenders under the Existing Agreements arising from the defaults thereunder; and (ii) amend certain provisions of the Existing Agreements. In addition, the Borrowers have requested the Bridge Loan Lenders to amend and restate the Bridge Loan Agreement to, among other things, increase the amount of the secured loans to up to approximately $129,000,000 to be used for non-Transit Division working capital purposes.

      G. The Existing Lenders have agreed to such requests on the terms and conditions set forth herein and in the documents executed in connection herewith, including the condition that the Borrowers secure their obligations under this Agreement with substantially all of their assets other than certain assets associated with the Transit Division.

      In consideration of the foregoing, MKD, MKO, each of the Existing Lenders and the Agent hereby agree as follows:


                                   ARTICLE I

                                 DEFINITIONS

      1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

                "Account" has the meaning assigned to it in SCHEDULE E.

                "Additional Capital Expenditure Indebtedness" has the meaning assigned to it in SECTION 8.1(e).

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agent" means Mellon Bank, N.A., in its capacity as the agent for the Existing Lenders hereunder, and its successors in such capacity.

                "Agent's Fee" has the meaning assigned to it in SECTION
2.7(a).

                "Aggregate Exposure" means, as of the date of determination, the aggregate amount of the Exposure for all Existing Lenders.

                "All Existing Lenders" means one hundred percent (100%) of the Existing Lenders without regard to their Pro Rata Share.

                "Asset Disposition Program" means a program designed by the Borrowers setting forth a detailed list of actions to be taken by specified dates with respect to the proposed disposition of assets, including dates when materials are to be prepared and when solicitations are to be commenced relating to the Borrowers or the following Subsidiaries: MK Rail; McConnell Dowell Corporation Limited; AmeriBank; Morrison Knudsen Investments, Inc.; MK Pacific, Inc.; G.W. Murphy Construction Company, Inc.; E.E. Black Limited; Black Construction Corporation; Black Micro Corporation; and P.T.E.E. Black Indonesia. For purposes of this Agreement, any disposition of MKO's interest under any leases or subleases pertaining to real property in Fayette County, West Virginia, shall be considered a disposition under the Asset Disposition Program.

                "Assignee" has the meaning assigned to it in SECTION 12.8(c).

                "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                "Bonding Company" means, collectively, Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company or any such other Person that provides the Borrowers or their Subsidiaries with payment or performance bonds.

                "Borrower" means MKD or MKO and the "Borrowers" means both of the foregoing.

                "Bridge Loan" has the meaning assigned to it in RECITAL A.

                "Bridge Loan Agreement" means the Bridge Loan Agreement referred to in RECITAL A as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of July 31, 1995 among the Borrowers, the Bridge Loan Lenders and the agents referred to therein, as the same may be amended, modified, supplemented and restated from time to time.

                "Bridge Loan Lenders" has the meaning assigned to it in RECITAL
A.

                "Budget" means the projections of the Borrowers for the period from July 1, 1995 through the Termination Date attached hereto as EXHIBIT A or such other budget submitted by the Borrowers and accepted by the Majority Lenders as an acceptable substitute Budget.

                "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York, Los Angeles, California or Pittsburgh, Pennsylvania are authorized by law to close.

                "Capital Expenditures" means, as to any Person, any expenditures for the acquisition or construction of fixed assets which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

                "Capital Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

                "Capital Lease Obligation" means, as to any Person, collectively, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capital Leases.

                "Cash Equivalent" means, at any time, (a) United States of America government securities having a maturity not exceeding one year from the date acquired, (b) commercial paper rated at least A-l+ by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., having a maturity not exceeding one year from the date acquired, (c) certificates of deposit or time deposits of commercial banks with capital and undivided surplus of at least $300,000,000 issuing commercial paper rated as described in the preceding clause
(b) and organized and existing under the laws of the United States or any State thereof or the District of Columbia, having a maturity not exceeding one year from the date acquired, and (d) time deposits (of one year or less) and demand deposits with any FDIC insured bank, not exceeding the maximum amount insured thereby.

                "Cash Management System" means the Cash Management System set forth on SCHEDULE E.

                "Closing Date" means July 31, 1995, or such other later date on which the Agent shall have determined that all conditions precedent set forth in
ARTICLE V have been satisfied in full or waived.

                "Collateral" means collectively, all real and personal property, fixtures and interests in such property and proceeds thereof presently owned or hereafter created or acquired by the Borrowers or the Guarantors, including the Real Property Collateral, in which a security interest, Mortgage or ship mortgage is granted in favor of the Collateral Agent for the benefit of the Existing Lenders to secure the Obligations.

                "Collateral Agent" means the entity or person serving as the "Collateral Agent and Mortgage Trustee" under and as defined in the Collateral Agent Agreement, in its capacity as the agent or trustee for the Existing Lenders, or any successor agent or trustee pursuant to the terms thereof.

                "Collateral Agent Agreement" means the Collateral Agent Agreement and Mortgage Trust dated as of July 31, 1995 among the Existing Lenders, the Agent and the Collateral Agent.

                "Commonly Controlled Entity" means a Person, which is under common control with a Borrower within the meaning of Section 414(b) or Section 414(c) of the Internal Revenue Code.

                "Concentration Account" has the meaning assigned to it in SCHEDULE E.

                "Consolidated," when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts or other items of the Borrowers and of the accounts or other items of the Borrowers' Subsidiaries, if any, in conformity with Generally Accepted Accounting Principles.

                "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be Consolidated in accordance with Generally Accepted Accounting Principles with those of the Borrowers in their Consolidated financial statements if such statements were prepared as of such date; PROVIDED, that any Consolidated Subsidiary which ceases to be a Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary.

                "Contingent Indebtedness Account" has the meaning assigned to that term in SECTION 2.11(b).

                "Contingent Obligations" means, as to any Person, collectively, all Indebtedness, obligations or other liabilities of such Person guarantying or in effect guarantying the payment or performance of any Indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any Indebtedness, obligation or other liability of such Person (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) for any contingent reimbursement obligation of such Person in respect of any letter of credit or any other financing accommodations, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

                "Contractual Obligation" means, as to any Person, collectively, any Indebtedness, obligation or other liability of such Person (whether for the payment of money or otherwise), now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any security issued by such Person or any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected.

                "Conversion Event" shall mean (a) with respect to each of the Metra Obligations and Existing Contingent Indebtedness which arises on account of an Existing Letter of Credit, a Draw under the applicable Existing Letter of Credit, (b) with respect to Existing Contingent Indebtedness which arises on account of a guaranty by either Borrower, the delivery to the Agent of a certificate by the Existing Lender who is the beneficiary of such guaranty stating: (i) that all or a portion of the obligations so guaranteed have become due and payable; (ii) that, but for the terms of SECTION 2.3 and ARTICLE III of this Agreement, the Existing Lender would be entitled to seek immediate payment from a Borrower pursuant to such guaranty, and (iii) the amount of such payment, and (c) with respect to the Metra Obligations which arise under the Metra Interim Credit Agreement, the occurrence of the Metra Final Accounting Date.

                "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Default Rate" means a rate of interest equal to the Prime Rate plus two percent (2%) per annum; PROVIDED, that to the extent the Default Rate exceeds the Maximum Lawful Rate, the Default Rate shall be a rate equal to the Maximum Lawful Rate.

                "Deferral Period" means July 1, 1995 through the earlier of March 31, 1996 and the Termination Date.

                "Deferred Interest" means all interest on Existing Loans, all Facility Fees and all Letter of Credit Fees, in each case, accruing during the Deferral Period, other than Letter of

Credit Fees in connection with the NYCTA/PB/Metro North Letters of Credit and the Metra Letter of Credit, and shall include interest accruing on such interest, Facility Fees and Letter of Credit Fees during the Deferral Period.

                "Deposit Bank" has the meaning assigned to it in SCHEDULE E.

                "Draw" means a payment by the issuer of an Existing Letter of Credit on account of a presentation made to the issuer by the beneficiary thereunder giving rise to a reimbursement obligation of the Borrowers or the Guarantors which remains unpaid other than pursuant to SECTION 2.11.

                "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the disposal of waste and the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Sections 7400 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) ET SEQ.); and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                "Equipment Asset Pool Intercreditor Agreement" means an Intercreditor and Subordination Agreement, which may be entered into, by and among Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company, Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders, and Mellon Bank, N.A., as agent and collateral agent for itself and the other Existing Lenders. (Nothing in this Agreement shall imply that any party is obligated to enter into the Equipment Asset Pool Intercreditor Agreement and each party shall decide, in its sole and absolute discretion, whether to enter into such an agreement.)

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                "ERISA Group" means the Borrowers and their Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under
Section 414 of the Internal Revenue Code.

                "Event of Default" has the meaning set forth in SECTION 9.1.

                "Existing Agreements" has the meaning assigned to it in RECITAL B; PROVIDED that unless the context otherwise requires, all references to Existing Agreements shall be references to the Existing Agreements as modified by this Agreement.

                "Existing Contingent Indebtedness" means the Existing Indebtedness to the Existing Lenders listed on SCHEDULE 1.1(a) to the extent outstanding from time to time.

                "Existing Indebtedness" has the meaning assigned to it in RECITAL B to the extent outstanding from time to time.

                "Existing Lender" and "Existing Lenders" have the meanings assigned to them in the preamble hereto, and shall include the Agent, in its individual capacity.

                "Existing Letters of Credit" means letters of credit issued by the Existing Lenders and listed on SCHEDULE A to the extent outstanding from time to time.

                "Existing Loans" means for each Existing Lender, all funded Existing Indebtedness of such Existing Lender to the extent outstanding from time to time, including all Draws and all Liquidated Contingent Liabilities of such Existing Lender.

                "Exposure" means, with respect to each Existing Lender at any time, the following: (a) such Existing Lender's share of the Metra Obligations;
(b) with respect to Existing Agreements listed under the heading "Funded Debt" on the Schedule of Existing Lenders, the amount of principal owed by the Borrowers to such Existing Lender under its Existing Agreement; (c) with respect to Existing Agreements listed under the heading "Letter of Credit Facilities" on the Schedule of Existing Lenders, such Existing Lender's share of the maximum amount drawable under the Existing Letter of Credit of such Existing Lender, as shown opposite such Existing Lenders name on the Schedule of Existing Lenders or as subsequently reduced, and the principal amount of such Existing Lender's Liquidated Contingent Liabilities with respect to such Existing Letter of Credit; and (d) with respect to Existing Agreements listed under the heading "Guarantee Obligations" on the Schedule of Existing Lenders, the maximum aggregate principal amount of the Contingent Obligations of the Borrowers (or either of them, but without duplication for both) to such Existing Lender under all such Existing Agreements at such time, and the principal amount of such Existing Lender's Liquidated Contingent Liabilities with respect to such Contingent Obligations.

                "Facility Fees" means facility fees payable in respect of Existing Agreements pursuant to the terms of the applicable Existing Agreements.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, that (i) if such day is not a Business
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Mellon Bank, N.A. on such day on such transactions as determined by the Agent.

                "Financing Shortfall" means the amounts set forth on the Budget as "Financing Shortfall."

                "Financing Statements" means any Uniform Commercial Code financing statement on form UCC-1 or a comparable form executed pursuant to the provisions of this Agreement or any of the other Loan Documents or any such similar statement to be filed in Canada.

                "Five Party Agreement" means that certain Five Party Agreement dated as of July 31, 1995 among the Borrowers, the Bonding Company and Mellon Bank, N.A. as agent under the T-Co Interim Credit Agreement.

                "Form 10-K" means the annual report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Form 10-Q means the report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Generally Accepted Accounting Principles" means accounting principles that are generally accepted and consistently applied and maintained throughout the period indicated and that are consistent with the prior financial practices of the Borrowers, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                "Governmental Authority" means any nation, province, state or other political subdivision thereof, any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

                "Guarantor" means each of the indirectly or directly wholly-owned Subsidiaries of each Borrower listed on SCHEDULE D and "Guarantors" means all of the foregoing.

                "Guaranty" means a Guaranty Agreement dated as of July 31, 1995 made by a Guarantor in favor of the Agent for the benefit of the Existing Lenders guarantying the Obligations.

                "Guaranty Security Agreement" means a Security and Pledge Agreement (Guaranty) dated as of July 31, 1995 between a Guarantor and the Collateral Agent securing the Obligations under such Guarantor's Guaranty.

                "Hazardous Materials" means (i) any substance, material or waste, which is either (a) defined as, (b) included in the definition, listing or identification of, or (c) otherwise regulated as, a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

                "Indebtedness" of any Person means without duplication, any obligation of such Person for borrowed money, including (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any obligation of such Person for the deferred purchase price of any property or services, except trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business, (c) any obligation of such Person as lessee under a Capital Lease, (d) Contingent Obligations, (e) any reimbursement obligation in respect of any letter of credit or any other financing accommodations, and (f) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person.

                "Individual Collateral" means with respect to any individual Existing Lender or a group of Existing Lenders, any property owned or leased by the Borrowers in which such Existing Lender or a group of Existing Lenders has a security interest or lien prior in interest to the security interests and liens granted or created pursuant to the Loan Documents; PROVIDED that such term shall not include the property in which a security interest or lien has been or is granted under the Restructuring Documents to secure either (i) the obligations under the Bridge Loan Agreement or (ii) the obligations with respect to the letter of credit issued by Morgan Guaranty Trust Company of New York backing the New York City Transit Authority R-44 Project.

                "Initial Exposure" means, with respect to each Existing Lender, such Existing Lender's Exposure as of July 1, 1995.

                "Intercreditor Agreements" means the Transit Division Intercreditor Agreement, the MKO/MKD Asset Pool Intercreditor Agreement, and the Equipment Asset Pool Intercreditor Agreement.

                "Interim T-Co Transaction" has the meaning assigned to it in RECITAL D.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                "Investments" has the meaning assigned to it in SECTION 8.5.

                "Letter of Credit Fees" means fees payable in respect of Existing Letters of Credit pursuant to the terms of the applicable Existing Agreements.

                "Lien" means, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

                "Liquidated Contingent Liability" means, as to any Existing Lender, the aggregate amount of all Initial Exposure with respect to which a Conversion Event has occurred, less any reductions which may have occurred by reason of Reductions in Liability or distributions under this Agreement pursuant to SECTION 2.11.

                "Loan Documents" means this Agreement, the Security Documents, each Guaranty, the Collateral Agent Agreement, the Warrants, the Securities Purchase Agreement, the Intercreditor Agreements, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers or the Guarantors to the Agent, the Existing Lenders or the Collateral Agent in connection with this Agreement; PROVIDED, that the Bridge Loan Agreement and related loan documents, the T-Co Interim Credit Agreement and related loan documents and the Metra Interim Credit Agreement and related loan documents shall not be included in the definition of Loan Documents.

                "Majority Lenders" means the Existing Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Pro Rata Shares.

                "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower, Guarantor or any of their Consolidated Subsidiaries; (b) the ability of any Borrower, Guarantor or their Consolidated Subsidiaries to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof; (c) the Collateral or the Collateral Agent's Liens on the Collateral or the priority of any such Lien; or (d) the Existing Lenders' rights and remedies under any Loan Documents or the other Restructuring Documents.

                "Material Contract" means, as to the Borrowers or their Consolidated Subsidiaries, a Contractual Obligation (a) the cancellation, non-performance or non-renewal of which by any party thereto could have or result in a Material Adverse Effect on the Borrowers or the Borrowers and their Consolidated Subsidiaries taken as a whole or (b) which involves amounts, payments or Indebtedness in excess of $10,000,000.

                "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable under this Agreement.

                "Metra" means the Commuter Rail Division of the Regional Transportation Authority, d/b/a Metra/Metropolitan Rail.

                "Metra Agent" means the agent under the Metra Interim Credit Agreement.

                "Metra Collateral" means collateral granted to the Metra Agent for the benefit of Metra Lenders by MKO in connection with and solely for the benefit of the Metra Interim Credit Agreement and related documents.

                "Metra Contract" means that certain contract, as amended, executed as of March 9, 1992, by and between Metra and MKO.

                "Metra Exposure Reduction" means, as of the date of determination, a percentage derived by dividing (a) the aggregate reduction in Metra Obligations from and after July 1, 1995 through the date of determination by (b) the amount of the Metra Obligations as of July 1, 1995; PROVIDED, that for purposes of calculating whether the Metra Reduction Equalization Event has occurred and for purposes of making any distributions from the Metra Holdback pursuant to SECTION 2.11(e), the Metra Exposure Reduction shall be calculated as the percentage derived by dividing (a) the amount of the Metra Obligations as of July 1, 1995 less (i) Liquidated Contingent Liability, if any, arising under the Metra Reimbursement Agreement and (ii) if the Metra Agent has released, disposed of or collected upon all Metra Collateral, the amounts owing under the Metra Interim Credit Agreement and related documents, by (b) the amount of the Metra Obligations as of July 1, 1995.

                "Metra Final Accounting Date" means the time at which the Metra Agent shall have delivered to the Agent, the Metra Agent's written certification: (a) that the Metra Agent has released, disposed of or collected upon all Metra Collateral; (b) stating the amount of the Metra Exposure Reduction as of such date; and (c) stating the amount of the Metra Obligations as of such date.

                "Metra Holdback" has the meaning assigned to it in SECTION 2.11(e).

                "Metra Interim Credit Agreement" means that certain Revolving Credit Agreement dated as of July 31, 1995 among MKO, Bank of America National Trust and Savings Association as agent and the Metra Lenders.

                "Metra Lenders" means those Existing Lenders that are banks under the Metra Interim Credit Agreement in their capacity as banks under the Metra Interim Credit Agreement and participants in the Metra Reimbursement Agreement, and their respective successors and assigns.

                "Metra Letter of Credit" means that certain letter of credit, as amended, issued by Bank of America National Trust and Savings Association for the benefit of Metra and for the account of MKO in connection with the Metra Contract.

                "Metra Obligations" means, as of the date of determination, (i) the maximum amount drawable under the Metra Letter of Credit as such amount may be reduced from time to time, (ii) principal amounts owing under the Metra Reimbursement Agreement, and (iii) the principal amount available to be advanced under the Metra Interim Credit Agreement plus principal amounts which are owing thereunder.

                "Metra Reduction Equalization Event" shall mean a time at which the Non-Metra Exposure Reduction equals or exceeds the Metra Exposure Reduction.

                "Metra Reimbursement Agreement" means the reimbursement agreement pursuant to which the Metra Letter of Credit was issued, as amended.

                "Metra Transaction" has the meaning assigned to it in RECITAL D.

                "MKD" means Morrison Knudsen Corporation, a Delaware corporation, and its successors.

                "MKD Security Agreement" means the Pledge and Security Agreement dated as of July 31, 1995, executed by MKD in favor of the Collateral Agent, for the benefit of the Agent and the Existing Lenders, granting a security interest in the personal property Collateral described therein.

                "MKO" means Morrison Knudsen Corporation, an Ohio corporation, and its successors.

                "MKO/MKD Asset Pool Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement, dated as of July 31, 1995, by and between Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders, and Mellon Bank, N.A., as agent and collateral agent for itself and the other Existing Lenders.

                "MKO Security Agreement" means the Pledge and Security Agreement dated as of July 31, 1995, executed by MKO in favor of the Collateral Agent, for the benefit of the Agent and the Existing Lenders, granting a security interest in the personal property Collateral described therein.

                "MK Rail" means MK Rail Corporation, a Delaware corporation.

                "MK Rail Global Settlement Agreement" means the Global Settlement Agreement dated as of June 15, 1995 by and among MKO, MK Rail and MKD.

                "MK Rail Note" means that certain Note dated June 26, 1995, issued by MK Rail in favor of MKO in the amount of $52,200,000, which Note was issued pursuant to the MK Rail Global Settlement Agreement.

                "Mortgages" means, collectively, the fee and leasehold deeds of trust and mortgages and any modifications thereto, executed by any Borrower or Guarantor in favor of the Collateral Agent for the benefit of the Existing Lenders, granting a lien on and security interest in the Real Property Collateral.

                "Multi-employer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                "Multiparty Agreement" means that certain Multi-Party Agreement between the Bonding Company, the Borrowers and Mellon Bank N.A., as the collateral agent under the Bridge Loan Agreement, dated as of April 11, 1995 as amended April 25, 1995, May 31, 1995, June 7, 1995 and July 31, 1995.

                "Net Cash Proceeds" means, with respect to either the sale or refinancing of any asset of any Borrower or any Consolidated Subsidiary or any other transaction identified in SECTION 2.9, all amounts payable to such Borrower or such Consolidated Subsidiary as a result of such transaction after payment of (i) all reasonable and customary closing costs, including brokerage commissions, appraisal fees, recording fees, attorneys' fees, title insurance premiums, inspection report charges, prepayment penalties payable to senior lienholders, escrow credits in favor of the purchaser or financier, customary prorations, transfer and other taxes, escrow fees, points and other loan fees, and (ii) Indebtedness secured by Senior Permitted Liens on such asset.

                "Non-Metra Exposure Reduction" means, as of the date of determination, a percentage derived by dividing (a) the aggregate reductions in the Existing Loans of all Existing Lenders outstanding as of July 1, 1995 through such date by (b) the aggregate amount of Existing Loans of all Existing Lenders as of July 1, 1995.

                "North Pacific Operations" means, collectively, the operations of E.E. Black, Limited, G.W. Murphy Construction Company, Inc., Black Micro Corporation, P.T.E.E. Black Indonesia, and Black Construction Corporation.

                "Notice of Acceleration" means a written notice sent to the Borrowers pursuant to SECTION 9.2, accelerating the Obligations.

                "Notice of Default" means a written notice sent to the Borrowers notifying the Borrowers that an Event of Default has occurred.

                "NYCTA/PB/Metro North Letters of Credit" means the Existing Letters of Credit issued by Morgan Guaranty Trust Company of New York, Citibank, N.A. or PNC Bank, N.A. for the account of either Borrower for the benefit of the New York City Transit Authority, Pitney Bowes Corporation or Metro North Commuter Rail.

                "Obligations" means, as to each Borrower or Guarantor, collectively, all liabilities of the Borrowers and the

Guarantors, arising in connection with or pursuant to the provisions of this Agreement or the Loan Documents and the Existing Agreements, or the Metra Interim Credit Agreement, owing to the Agent or the Existing Lenders of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired (including, without limitation, any interest which accrues on any such amounts after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower or Guarantor, whether or not allowed or allowable as a claim in any such proceeding), including the payment and performance of all Indebtedness, obligations and other liabilities of such Borrower or Guarantor and overdraft coverage and account funding obligations in connection with the Cash Management System, arising in connection with or pursuant to the Existing Agreements, this Agreement or the other Loan Documents, but excluding the T-Co Interim Credit Agreement and related loan documents.

                "Operating Lease" means, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

                "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under the Existing Agreements or from the execution or delivery of, or otherwise with respect to, this Agreement or any Existing Agreement.

                "Participant" has the meaning set forth in SECTION 12.8(b).

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Periodic Exposure" has the meaning set forth in SECTION 2.12.

                "Permitted Liens" means, collectively, those certain Liens, in existence on the date hereof, described in SCHEDULE 8.2 and as permitted under
SECTION 8.2.

                "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

                "Plan" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title

IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                "Prime Rate" means, for any day, a rate per annum equal to the higher of (i) the rate of interest publicly announced by Mellon Bank, N.A. from time to time as its prime rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                "Professionals" means, collectively, all attorneys, accountants, paraprofessionals, appraisers, auditors, inspectors, engineers, title insurance companies, and environmental experts employed, retained, or internally used by each of the Steering Committee Lenders, the Collateral Agent, or the Agent in connection with the Borrowers' performance of the Obligations or in asserting any of the Collateral Agent's, the Agent's and Existing Lenders' rights or remedies under this Agreement.

                "Pro Rata Share" means, for each Existing Lender, at any time, the proportion that (i) such Existing Lender's Exposure bears to (ii) the Aggregate Exposure; PROVIDED, that in calculating Pro Rata Shares for purposes of distributions to the Existing Lenders or to the Contingent Indebtedness Account under SECTION 2.11 and for purposes of voting under this Agreement,
(a) such Existing Lender's Exposure shall be reduced by any amounts being held for its account in the Contingent Indebtedness Account pursuant to SECTION 2.11, and (b) the Aggregate Exposure shall be reduced by the aggregate amount being held in the Contingent Indebtedness Account with respect to all Existing Lenders.

                "Pro Rata Share of the Deferred Interest" means, for any Existing Lender at any time, the proportion that (i) the amount of accrued but unpaid Deferred Interest owing to such Existing Lender at such time bears to
(ii) the amount of accrued but unpaid Deferred Interest owing to all Existing Lenders at such time.

                "Reallocation Certificate" means an Existing Lender's reallocation certificate stating the current amount of such Existing Lender's Existing Loans and describing all Conversion Events and the amount of all Reductions in Liability which have occurred with respect to such Existing Lender during the period from the date of the last such Reallocation Certificate (or, in the case of the first such Reallocation Certificate, since July 1, 1995) through the date of such Reallocation Certificate. Each Reallocation Certificate shall additionally state: (a) the dates upon which each Conversion Event described therein shall have occurred; (b) the date upon which each Reduction in Liability described therein arising by reason of a reduction in Liquidated Contingent Liability has occurred; (c) the amount of interest payable hereunder through the date of the Reallocation Certificate on account of Existing Loans arising by reason of such Conversion Events described therein; and (d) the amount of Letter of Credit Fees and Facility Fees accruing under such Existing Lender's Existing Agreements.

                "Real Property" means all of the right, title and interest of any Borrower or Guarantor in and to land, improvements and fixtures (to the extent interests therein arise under the real property law of the jurisdiction where located).

                "Real Property Collateral" means, collectively, all of any Borrower's or Guarantor's right, title and interest in and to the real property more specifically described on SCHEDULE F attached hereto, including their fee and leasehold interests in such real property, pledged by such Borrower or Guarantor, in favor of the Collateral Agent for the benefit of the Existing Lenders, pursuant to the Mortgages.

                "Real Property Lien" has the meaning assigned to it in SECTION 11.5(b)(ii).

                "Recalculation" has the meaning assigned to it in SECTION
2.12.

                "Reductions in Liability" means (a) with respect to Existing Contingent Indebtedness, a reduction in the principal amount of Existing Contingent Indebtedness which occurs by reason of (i) a reduction in the undrawn portion of any Existing Letter of Credit for any reason other than a Conversion Event, or (ii) a reduction in the principal amount of Contingent Obligations under a guaranty for any reason other than a distribution under this Agreement pursuant to SECTION 2.11; (b) a reduction in the principal amount of any Liquidated Contingent Liability which occurs for any reason other than a distribution under this Agreement pursuant to SECTION 2.11; and (c) with respect to the Metra Obligations, a reduction in the Metra Obligations for any reason other than a distribution under this Agreement pursuant to SECTION
2.11.

                "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Reportable Event" means any of the events set forth under
Section 4043(b) of ERISA or the PBGC regulations thereunder for which notice to the PBGC has not been waived by applicable law or administrative guidance.

                "Requirement of Law" means, as to any Person, collectively, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person; (b) any Federal, state or local law, treaty, ordinance, rule or regulation; and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Restructuring" has the meaning assigned to it in RECITAL D.

                "Restructuring Documents" means this Agreement, the Security Documents, each Guaranty, the Collateral Agent Agreement, the Warrants, the Securities Purchase Agreement, the Bridge Loan Agreement, the Intercreditor Agreements, the Metra Interim Credit Agreement, the T-Co Interim Credit Agreement, the Five Party Agreement, the Multiparty Agreement, the Security Agreement dated as of the date hereof between MKO and Morgan Guaranty Trust Company of New York, the Acknowledgement and Assumption Agreement dated as of the date hereof by MKO, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers or the Guarantors in connection with the Restructuring.

                "Returned Payment" has the meaning assigned to it in SECTION 12.5(b).

                "Schedule for Notices" means the schedule annexed as SCHEDULE C hereto, listing the name, address and wiring instructions for each Existing Lender.

                "Schedule of Documents" means the schedule annexed as SCHEDULE B hereto, listing those documents to be delivered in connection with the closing of the transactions contemplated by this Agreement and the other Restructuring Documents.

                "Schedule of Existing Lenders" means the schedule annexed as SCHEDULE A hereto, listing the name of each Existing Lender, such Existing Lender's Initial Exposure, such Existing Lender's initial Pro Rata Share, and such Existing Lender's Existing Agreements.

                "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of July 31, 1995 by and among MKD, the banks and other financial institutions named therein and Mellon Bank, N.A., as agent.

                "Security Agreements" means the MKD Security Agreement and the MKO Security Agreement.

                "Security Documents" means the Mortgages, the Security Agreements, the Guaranty Security Agreements, the Financing Statements, the Ship Mortgage and all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

                "Senior Permitted Liens" means any Permitted Lien that is senior to the Lien of the Collateral Agent on any Collateral.

                "Ship Mortgage" means the Second Preferred Mortgage dated as of July 31, 1995, executed by MKO in favor of Mellon Bank, N.A. as "Mortgage Trustee" under and as defined in the Collateral Agent Agreement, with respect to the vessel "Betty L."

                "Single Employer Plan" means any Plan which is not a Multi-employer Plan.

                "Steering Committee Lenders" means that certain group of Existing Lenders acting as the Steering Committee, as such group is constituted on the Closing Date and may be reconstituted from time to time.

                "Subject Equipment" has the meaning set forth in SECTION 8.4.

                "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means any Subsidiary of MKD or MKO.

                "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by either Borrower pursuant to this Agreement or the other Restructuring Documents, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Existing Lender, the Collateral Agent and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Existing Lender, the Collateral Agent or the Agent (as the case may be) is organized or in which its principal executive office is located and (ii) in the case of each Existing Lender, any United States withholding tax imposed on such payments but only to the extent that such Existing Lender is subject to United States withholding tax at the time such Existing Lender first becomes a party to this Agreement.

                "T-Co" has the meaning assigned to it in RECITAL D.

                "T-Co Interim Credit Agreement" means that certain $25,000,000 Credit Agreement dated as of July 31, 1995 among the Borrowers, Mellon Bank, N.A. as the agent and the Existing Lenders, as the same may be amended, modified, supplemented and restated from time to time.

                "T-Co Term Sheet" means the Term Sheet regarding the T-Co Transaction attached hereto as EXHIBIT B.

                "T-Co Transaction" has the meaning assigned to it in RECITAL
D.

                "Termination Date" means December 31, 1996, or such earlier date as the Obligations are accelerated pursuant to SECTION 9.2.

                "Transit Division" has the meaning assigned to it in RECITAL D.

                "Transit Division Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of July 31, 1995, by and among Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company, Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders, Mellon Bank, N.A. as agent and collateral agent for itself and the other Existing Lenders, Bank of America National Trust and Savings Association, as agent for itself and the other Metra Lenders, Morgan Guaranty Trust Company of New York, and such other Persons that may be listed as signatories thereto.

                "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from to time, be in effect in the Commonwealth of Pennsylvania; PROVIDED, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent's or Existing Lenders' security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                "Warrants" means those certain Warrants in substantially the form of EXHIBITS D-1 AND D-2 issued by MKD pursuant to the Securities Purchase Agreement to the Existing Lenders listed on SCHEDULE 1.1(b) in the amounts set forth on SCHEDULE 1.1(b).

      1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles.

      1.3. GENERAL CONSTRUCTION. As used in this Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would so apply. "Includes" and "including" are not limiting, and "or" is not exclusive.


                                  ARTICLE II

                       SATISFACTION OF THE BORROWERS'
                    OBLIGATIONS UNDER EXISTING AGREEMENTS

      2.1. ACKNOWLEDGEMENT OF OBLIGATIONS. The Borrowers agree and acknowledge that, as of July 1, 1995, they were obligated to the respective Existing Lenders under their respective Existing Agreements in the amount of each such Existing Lender's Initial Exposure.

      2.2. CONVERSION OF CONTINGENT TO FUNDED OBLIGATION. Upon the occurrence of a Conversion Event, the amount of the relevant Existing Lender's Existing Loans shall be increased by the amount of the Liquidated Contingent Liability arising by reason of such Conversion Event, and the amount of such Existing Lender's Existing Contingent Indebtedness shall be decreased by a like amount.

      2.3. MATURITY OF EXISTING INDEBTEDNESS; TERMINATION DATE. Each Existing Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date notwithstanding any earlier maturity date or termination date in the Existing Agreements as in effect immediately prior to the Closing Date. Any obligation of either Borrower or any Guarantor to prefund or cash collateralize Existing Contingent Indebtedness or the Obligations under the Metra Reimbursement Agreement is hereby suspended until the Termination Date. On the Termination Date, Existing Lenders holding outstanding Existing Contingent Indebtedness, and the Metra Lenders with respect to the Obligations under the Metra Reimbursement Agreement, may require that such Existing Contingent Indebtedness or Obligations under the Metra Reimbursement Agreement be prepaid or cash collateralized pursuant to the terms of the applicable Existing

Agreements as in effect immediately prior to the Closing Date. Nothing in this Agreement shall restrict or impair any Existing Lender's right to seek recovery of Existing Contingent Indebtedness or Obligations under the Metra Reimbursement Agreement, and interest, fees and other amounts payable in respect thereof from any Person other than the Borrowers and the Guarantors.

      2.4.      DEFERRED PAYMENTS AND AMORTIZATION.

                (a) Subject to the terms of this Agreement and other than with respect to the Metra Interim Credit Agreement, each Existing Lender agrees to defer payment of all unpaid principal due under its Existing Agreements from July 1, 1995, until the Termination Date, except pursuant to SECTION 2.4(b).

                (b) On September 30, 1996, the Borrowers shall pay to the Agent for the benefit of the Existing Lenders in respect of the then unpaid principal of their Existing Indebtedness, an amount equal to $100,000,000 plus interest and fees accrued as of such date. Such payment shall be paid to the Agent for the benefit of the Existing Lenders, shall be payable to each Existing Lender in an amount equal to such Existing Lender's Pro Rata Share of such payment as provided in SECTION 2.11, and applied to the Obligations as provided in SECTION 2.10.

      2.5.      INTEREST RATES; DEFERRAL OF INTEREST AND LETTER OF CREDIT
FEES.

                (a) Except as provided in SECTION 2.5(b), each Existing Loan shall bear interest on the outstanding principal amount thereof, for each day after July 1, 1995 until it becomes due, at a rate per annum equal to the Prime Rate; PROVIDED, however, that interest owing on Existing Loans which arise by reason of a Conversion Event shall begin to accrue as of the date of such Conversion Event. Deferred Interest shall be paid as set forth in SECTION
2.6. The Deferred Interest accruing during each calendar month shall be calculated as of the last day of such calendar month and interest on such amount shall begin to accrue on the first day of the following calendar month. Interest, Facility Fees and Letter of Credit Fees accruing after the Deferral Period until the Termination Date shall be payable on the last day of each calendar month and on the Termination Date. Except as provided in SECTION 2.5(b), interest shall accrue on the Deferred Interest at a rate per annum equal to the Prime Rate and during the Deferral Period shall be added to the Deferred Interest. Letter of Credit Fees and Facility Fees shall accrue in the amounts provided under the applicable Existing Agreements. Letter of Credit Fees with respect to the NYCTA/PB/Metro North Letters of Credit shall be paid directly to the respective issuers thereof, and Letter of Credit Fees with respect to the Metra Letter of Credit shall be paid directly to the Metra Agent.

                (b) Any Letter of Credit Fees, Facility Fees, principal of or interest on any Existing Loan, any Deferred Interest and interest thereon and any other amounts payable hereunder not paid in the time specified in this Agreement (or to the extent applicable, the Existing Agreement) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. In addition, from and after the occurrence of any Event of Default (including any Event of Default resulting from the filing of a bankruptcy case) and continuing until such Event of Default is cured or has been waived in writing in accordance with the terms of this Agreement, interest shall accrue on the Obligations (other than Existing Contingent Indebtedness and the Metra Obligations that do not constitute Existing Loans) at the Default Rate and shall be payable on demand. Any interest, reasonable professional fees and expenses of the Agent and the Collateral Agent, or other reasonable professional fees, expenses and charges of the Steering Committee Lenders due under SECTION 12.4, which are not paid as and when due, shall bear interest at the Default Rate and be payable on demand. The interest rate increase shall take effect immediately upon the occurrence of an Event of Default, without prior notice to the Borrowers.

      2.6. PAYMENT OF DEFERRED INTEREST. The Deferred Interest shall be repaid in six equal monthly installments, together with interest accruing on the unpaid amount thereof, on the last day of each calendar month commencing on April 30, 1996 (unless such Deferred Interest has been repaid pursuant to a prepayment as provided in SECTION 2.8 and SECTION 2.9). Each such payment shall be paid to the Agent for the benefit of the Existing Lenders, shall be payable to each Existing Lender in an amount equal to such Existing Lender's Pro Rata Share of the Deferred Interest as provided in SECTION 2.11.

      2.7.      FEES.

                (a) THE AGENT'S FEE. The Borrowers shall pay to the Agent a non-refundable monthly fee on the first day of each month in advance, in an amount equal to $30,000 per month (the "Agent's Fee"), commencing the date the obligations under the Bridge Loan Agreement are paid in full until such time as the Borrowers and the Agent have no obligations under this Agreement and the other Loan Documents (other than the Warrants). The obligation to pay the Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

                (b) THE COLLATERAL AGENT'S FEE. The Borrowers shall pay to the Collateral Agent a non-refundable monthly fee on the first day of each month in advance, in an amount equal to $30,000 per month (the "Collateral Agent's Fee"), commencing the date the obligations under the Bridge Loan Agreement are paid in full until such time as the Borrowers and the Collateral Agent have no obligations under this Agreement and the other Loan Documents (other than the Warrants). The obligation to pay the

Collateral Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

                (c) FEES CUMULATIVE. All fees payable under this Agreement shall be cumulative, and fully earned on the date of payment.

      2.8.      OPTIONAL PREPAYMENTS.

                (a) Subject to the terms and conditions of the Intercreditor Agreements, the Borrowers may, upon at least one Business Day's notice to the Agent, prepay all or any portion of the Existing Indebtedness and the Deferred Interest, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be paid to the Agent for the benefit of the Existing Lenders, shall be payable to each Existing Lender in an amount equal to such Existing Lender's Pro Rata Share or Pro Rata Share of Deferred Interest as provided in SECTION 2.11 and applied to the Obligations as provided in SECTION 2.10.

                (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Existing Lender of the contents thereof and of such Existing Lender's Pro Rata Share or Pro Rata Share of Deferred Interest of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

      2.9. MANDATORY PREPAYMENT. Subject to the terms and conditions of the Intercreditor Agreements, the Borrowers shall make prepayments as provided in this SECTION 2.9. Each such prepayment shall be paid to the Agent for the benefit of the Existing Lenders, shall be payable to each Existing Lender in an amount equal to such Existing Lender's Pro Rata Share or Pro Rata Share of Deferred Interest as provided in SECTION 2.11 and applied to the Obligations as provided in SECTION 2.10.

                (a) Immediately upon receipt by any Borrower or any Consolidated Subsidiary or the Agent of Net Cash Proceeds of (i) any sale, lease or other disposition of assets (other than sales in the ordinary course of business, sales under SECTION 8.4(ii), (iii), (iv) and (v) or sales of equipment which are promptly replaced), (ii) issuance of capital stock by the Borrowers or (iii) insurance proceeds, the Borrowers shall pay or cause to be paid such Net Cash Proceeds to the Agent on account of the Obligations for the benefit of Existing Lenders; PROVIDED, HOWEVER, that so long as no Event of Default exists and is continuing at the time such proceeds are received and unless otherwise set forth in the Security Documents, (x) the Borrowers may retain up to an aggregate amount of $1,000,000 of insurance proceeds to rebuild or replace insured property destroyed or damaged, if such property is capable of being rebuilt or replaced within a reasonable period of time, (y) the Borrowers may retain up to the first $10,000,000 of the Net Cash Proceeds from the first to sell of the capital stock of the North Pacific Operations and McConnell Dowell Corporation Limited, and
(z) the Borrowers may retain up to $10,000,000, in aggregate, of the Net Cash Proceeds from the sale of the capital stock of Western Aircraft, Inc. and the funds repatriated from Morrison Knudsen Engenharia S.A. pursuant to that certain Loan Agreement between MKD and Morrison Knudsen Engenharia S.A. dated July 7, 1995.

                (b) Immediately upon receipt by the Borrowers of any repayment or prepayment of the MK Rail Note, the Borrowers shall pay the amount of such payment received in connection with the MK Rail Note to the Agent on account of the Obligations for the benefit of the Existing Lenders.

                (c) Immediately upon receipt by the Borrowers of any tax refund, the Borrowers shall pay or cause to be paid the amount of such tax refunds to the Agent on account of the Obligations for the benefit of the Existing Lenders.

      2.10. APPLICATION OF PAYMENTS. Subject to Section 4.5 of the Collateral Agent Agreement, all payments (including prepayments, but excluding
(a) payments made from proceeds of Metra Collateral, and (b) regularly scheduled payments of interest, Facility Fees and Letter of Credit Fees not constituting Deferred Interest), on any of the Obligations (other than Obligations under the Cash Management System which shall be paid pursuant to Section 4.5 of the Collateral Agent Agreement) shall be made to the Agent for application against the Borrowers' Obligations as follows (regardless of how each Existing Lender may treat such payments for purposes of its own accounting): FIRST to then due and outstanding fees, expenses or other charges of the Agent, the Steering Committee Lenders or the Collateral Agent under this Agreement or any of the other Loan Documents to the extent payable by the Borrowers; SECOND to interest on Deferred Interest (to the extent then due); THIRD ratably to then due Letter of Credit Fees and interest on the Existing Loans (other than Deferred Interest) accrued and unpaid prior to the date such funds are received by the Existing Lenders; FOURTH to Deferred Interest (to the extent then due); FIFTH to the unpaid principal amount of the Obligations including on account of Existing Contingent Indebtedness and the Metra Obligations; SIXTH to all other Obligations.

      2.11.     GENERAL PROVISIONS AS TO PAYMENTS.

                (a) The Borrowers shall make each payment (other than payments made from proceeds of Metra Collateral) of principal of, and interest on, the Existing Loans and of fees and of all other Obligations (other than Obligations payable under the Cash Management System, Letter of Credit Fees with respect to the NYCTA/PB/Metro North Letters of Credit and Letter of Credit Fees with respect to the Metra Letter of Credit), not later than

12:00 Noon (Pittsburgh, Pennsylvania time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Agent at its address referred to in the Schedule for Notices. Subject to the provisions of SECTION 2.10 and this SECTION 2.11, the Agent will promptly distribute to each Existing Lender its share of the interest, Facility Fees and Letter of Credit Fees paid, and its Pro Rata Share of any principal payments made under this Agreement and its Pro Rata Share of Deferred Interest of each such payment received by the Agent for the account of the Existing Lenders (or, in the case of payments to the Metra Lenders with respect to payments on the Metra Obligations hereunder, Agent will promptly distribute to the Metra Agent the aggregate amount payable based on all Metra Lenders' shares of the interest, Facility Fees and Letter of Credit Fees paid, and their aggregate Pro Rata Shares of any principal payments made under this Agreement and their aggregate Pro Rata Shares of Deferred Interest of each such payment, for allocation and distribution by the Metra Agent among the Metra Lenders and the "Issuing Banks" under the Metra Reimbursement Agreement in accordance with the provisions of the Metra Reimbursement Agreement). The Borrowers agree to pay to the Agent, upon demand, the amount of any payment received by the Agent pursuant to the terms of the Cash Management System that is subsequently returned to any bank that has transferred funds to the Concentration Account in accordance with the Cash Management System, because such bank transferred funds in advance of final collection and such funds are not finally collected. If such payment has already been applied in accordance with SECTION 2.10 and is not paid by the Borrowers within one (1) Business Day after the Agent's demand therefor, then each Existing Lender shall pay to the Agent the share of such returned payment that it received. Upon receipt by the Agent of any such payment from the Borrowers, or from the Existing Lenders in the event the Borrowers fail to make such payment after the Agent's demand, the Agent shall pay such funds to Bank of America Illinois, Bank of America National Trust and Savings Association or Key Bank of Idaho, as appropriate, in such bank's capacity as a Deposit Bank in order to pay the bank that transferred funds that were not finally collected and the Borrowers' Obligations shall be reinstated to the extent the Agent makes such payment. Whenever any payment in respect of the Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                (b) Each Existing Lender shall be entitled to its share of the interest, Facility Fees and Letter of Credit Fees paid, its Pro Rata Share of any principal payments made under this Agreement and its Pro Rata Share of Deferred Interest, including on account of Existing Contingent Indebtedness and the Metra Obligations. The Agent shall make the distributions on account of the Existing Contingent Indebtedness and the Metra

Obligations into an account established pursuant to SECTION 6.1 of the Collateral Agent Agreement (the "Contingent Indebtedness Account").

                (c) Subject to SECTION 2.11(e), in the event that Conversion Events have occurred with respect to Existing Contingent Indebtedness or the Metra Obligations since the date of the last Recalculation (or, in the case of any Recalculations to occur as of October 1, 1995, since the Closing Date), the Agent shall request the Collateral Agent to disburse funds from the Contingent Indebtedness Account to the Agent for distribution to the Metra Agent for the benefit of the Metra Lenders or to each holder of Existing Contingent Indebtedness for which such a Conversion Event has occurred, to the extent necessary to provide that each such holder or each Metra Lender, as the case may be, shall receive cash bearing the same proportion to the amount of Existing Contingent Indebtedness or the Metra Obligations that shall have become Existing Loans at such time as the proportion that the aggregate amount of all principal payments made under this Agreement with respect to any Existing Loans outstanding on July 1, 1995 bears to the outstanding principal amount of such Existing Loans as of July 1, 1995.

                (d) If any Reductions in Liability shall occur at any time with respect to any Existing Contingent Indebtedness or the Metra Obligations, the Agent shall request the Collateral Agent to disburse excess funds which may have arisen in the Contingent Indebtedness Account as follows: FIRST, the Agent shall calculate the percentage that (i) the aggregate amount of all principal payments made under this Agreement with respect to any Existing Loans outstanding on July 1, 1995 bears to (ii) the outstanding principal amount of such Existing Loans as of July 1, 1995; SECOND, the Agent shall determine the amount of funds that should remain in the Contingent Indebtedness Account by multiplying such percentage by the aggregate principal amount of all Existing Contingent Indebtedness and Metra Obligations immediately after giving effect to any such Reduction in Liability; and THIRD, to the extent that the amount of funds on deposit in the Contingent Indebtedness Account exceeds the amount that should remain on deposit, as so determined by the Agent, the Agent shall request that the Collateral Agent deliver such excess to the Agent and the Agent shall promptly distribute such amount in the same manner as if it were a new payment to be distributed pursuant to this SECTION 2.11, including making a distribution to the Contingent Indebtedness Account on account of the Existing Contingent Indebtedness and the Metra Obligations as provided in SECTION 2.11(b).

                (e) Funds that would otherwise have been distributed to the Metra Agent for the benefit of the Metra Lenders pursuant to SECTIONS 2.11(b), 2.11(c) and 2.11(d) shall remain in the Contingent Indebtedness Account (the "Metra Holdback") until the Metra Reduction Equalization Event. If the Metra Reduction Equalization Event has occurred, the Agent shall distribute funds from the Metra Holdback to the Metra Agent for the benefit of the Metra Lenders in the amount that would cause the Metra Exposure Reduction to equal the Non-Metra Exposure Reduction as of the date of such distribution; PROVIDED that, if the Metra Exposure Reduction exceeds the Non-Metra Exposure Reduction and all interest, fees and costs under the Existing Loans accrued as of the date of the distribution have not been paid in full (including Deferred Interest), such funds shall not be disbursed from the Metra Holdback until such time as such interest, fees and costs have been paid in full.

      2.12. RECALCULATION. On the Closing Date and on the first day of each calendar quarter, commencing with the calendar quarter beginning October 1, 1995, or at such other times as may be requested by the Majority Lenders, the Agent shall recalculate (a "Recalculation") each Existing Lender's Existing Contingent Indebtedness, Existing Loans and Metra Obligations on the basis of Reallocation Certificates submitted pursuant to SECTION 2.13 to determine the amount of each such Existing Lender's Exposure as of each such date (the "Periodic Exposure"). For purposes of voting and of making distributions pursuant to SECTION 2.11, the Agent shall use the Pro Rata Shares and Pro Rata Shares of Deferred Interest determined as of the Closing Date, and thereafter the Agent shall use the Pro Rata Shares and Pro Rata Shares of Deferred Interest determined as of the most recent Recalculation. In the event that any such Reallocation Certificate states that any Reductions in Liabilities have occurred then the Agent shall: (a) recalculate each Existing Lender's Pro Rata Share;
(b) indicate to each Existing Lender who shall have experienced Reductions in Liability, the amount, if any, by which such Existing Lender has received distributions pursuant to this Agreement in excess of the amount such Existing Lender would otherwise be entitled to receive under this Agreement and the amount of Obligations, if any, to be purchased by such Existing Lender pursuant to SECTION 12.5(b) by reason of any Reductions of Liability (in which event such Existing Lender shall promptly comply with its obligations under SECTION 12.5(b) of this Agreement); and (c) comply with the Agent's obligations regarding the Contingent Indebtedness Account as more particularly described in
SECTION 2.11 above. In the event that any such Reallocation Certificate states that any Conversion Events have occurred, then the Agent shall (a) determine the amount of interest then due and payable on account of any Existing Loans which may have been created by such Conversion Event and so advise the Borrowers and (b) comply with the Agent's obligations regarding the Contingent Indebtedness Account as more particularly described in SECTION 2.11 above.

      2.13. DELIVERY OF REALLOCATION CERTIFICATES. On the Closing Date and no later than five (5) Business Days prior to the beginning of each calendar quarter, commencing with the calendar quarter beginning October 1, 1995, each Existing Lender who is the holder of Existing Loans or Existing Contingent Indebtedness shall deliver to the Agent a current Reallocation

Certificate, and the Metra Agent shall deliver to the Agent a current Reallocation Certificate with respect to the Metra Obligations held by each Metra Lender. In addition to Reallocation Certificates required under the first sentence of this Section, within five (5) Business Days after request by the Agent, any Existing Lender or the Metra Agent, as the case may be, shall deliver to the Agent a current Reallocation Certificate. Should any Existing Lender or the Metra Agent fail to comply with its obligations under this SECTION 2.13 the Agent may withhold distribution of funds otherwise payable to such Existing Lender or the Metra Agent, as the case may be, under this Agreement until such Existing Lender or the Metra Agent has so complied.

      2.14. COMPUTATION OF INTEREST AND FEES. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      2.15. CASH MANAGEMENT SYSTEM. Each Borrower will establish, on or prior to the Closing Date, and each Borrower will maintain until the Obligations have been paid in full, the Cash Management System described in SCHEDULE E.

      2.16.     TAXES.

                (a) Any and all payments by either Borrower to or for the account of any Existing Lender or the Agent hereunder or any other Loan Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED, that if either Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16) such Existing Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in the Schedule for Notices, the original or a certified copy of a receipt evidencing payment thereof.

                (b) The Borrowers agree to indemnify each Existing Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 2.16) paid by such Existing Lender or the Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Existing Lender or the Agent (as the case may be) makes demand therefor.

                (c) Each Existing Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Existing Lender listed on the signature pages hereof and on or prior to the date on which it becomes an Existing Lender in the case of each other Existing Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Existing Lender remains lawfully able to do so), shall provide the Borrowers with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Existing Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Existing Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Existing Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                (d) For any period with respect to which an Existing Lender has failed to provide the Borrowers with the appropriate form pursuant to
SECTION 2.16(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Existing Lender shall not be entitled to indemnification under SECTION 2.16(b) or 2.16(c) with respect to Taxes imposed by the United States on payments by such Borrower; PROVIDED, that if an Existing Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Existing Lender shall reasonably request to assist such Existing Lender to recover such Taxes.

                (e) If either Borrower is required to pay additional amounts to or for the account of any Existing Lender pursuant to this SECTION 2.16, then such Existing Lender will change the jurisdiction of its lending office to an office it maintains if, in the judgment of such Existing Lender, such change
(i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Existing Lender.


                                  ARTICLE III

               ADDITIONAL AMENDMENTS TO THE EXISTING AGREEMENTS
                      AND EFFECT ON EXISTING AGREEMENTS

      3.1. WAIVER OF COVENANTS. Except to the extent provided in the last sentence of SECTION 3.4, each Existing Lender (a) waives the Borrowers' and Guarantors' obligations to comply with any of the terms contained in the Existing Agreements from the date hereof through the Termination Date, other than

(i) terms with respect to the payment of principal, interest and fees in respect of the Existing Loans and payment of reimbursement obligations, interest thereon and Letter of Credit Fees in respect of Existing Letters of Credit, and any guaranty with respect to such payment (in each case, which terms shall be modified as provided herein), and (ii) terms providing for the ongoing payment of Letter of Credit Fees under the Metra Reimbursement Agreement and the reimbursement agreements applicable to which the NYCTA/PB/Metro North Letters of Credit were issued, (b) waives all defaults and events of default existing on the Closing Date or which may arise on or after the Closing Date under any Existing Agreement to which it is a party due to (i) the execution, delivery or performance of the Loan Documents and the other Restructuring Documents, (ii) the incurrence by the Borrowers and any of the Guarantors of obligations under the Loan Documents and the other Restructuring Documents, and (iii) the granting of the security interests, liens and mortgages to secure such obligations under the Loan Documents and the other Restructuring Documents, (c) waives compliance with the provisions in any Existing Agreement to which it is a party that may result in the creation of a Lien under its Existing Agreement upon the execution, delivery or performance of the Loan Documents or other Restructuring Documents; (d) agrees that neither the execution and delivery nor performance of the Loan Documents or the other Restructuring Documents by the Borrowers or the Guarantors will conflict with or result in a default or creation of a Lien under any Existing Agreement to which it is a party; and (e) waives all breaches and defaults occurring or existing under the Existing Agreements on or prior to the Closing Date. The Borrowers and each Existing Lender waive the obligations of each Existing Lender to comply with the terms contained in the Existing Agreements from and after the date of this Agreement, except to the extent otherwise provided in the last sentence of SECTION 3.4.

      3.2. NON-EXERCISE OF CERTAIN REMEDIES ARISING FROM PRE-EXISTING DEFAULTS OR TERMINATIONS. Other than as provided in ARTICLE IX, each
Existing Lender agrees that it will not take any action to exercise any rights or remedies it may have under its Existing Agreements, including any rights or remedies it may have to accelerate the Borrowers' or the Guarantors' obligations under its Existing Agreements (if not previously accelerated), to terminate its Existing Agreements (if not previously terminated), or to enforce its interest in its Individual Collateral other than Individual Collateral securing obligations under the Metra Interim Credit Agreement, if such rights or remedies arise solely because of the termination of its Existing Agreements or the Borrowers' or the Guarantors' default under its Existing Agreements prior to the date of this Agreement.

      3.3. TERM. The rights and obligations of the Borrowers arising under this Agreement with respect to any Existing Lender, and the rights of such Existing Lender arising under this Agreement with respect to the Borrowers, shall continue in full force and effect with respect to such Existing Lender including at all times after the Termination Date unless and until the Borrowers shall have paid and performed all of their obligations under such Existing Lender's Existing Agreements, as modified by this Agreement.

      3.4. EFFECT ON EXISTING AGREEMENTS. This Agreement supplements and amends each Existing Lender's Existing Agreements and in the event of any conflict between the terms hereof and the terms of any Existing Agreements or any instruments, documents or agreements executed in connection therewith with respect to the subject matter, the terms of this Agreement and the Loan Documents shall govern and control. Each of the Existing Agreements and such other related instruments, documents or agreements, and all obligations of the Borrowers and Guarantors and all rights and remedies of each Existing Lender thereunder, as existing prior to the execution of this Agreement, shall remain in full force and effect except to the extent modified hereby or in conflict with the terms of this Agreement and the other Loan Documents. Notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not waive or amend the provisions of Articles VII or X or Sections 11.02, 11.03(a), (b) (except that Section 11.03(b) as it applies to each "Bank" (as defined in the Credit Agreement described below) is hereby amended and restated as of the date hereof by SECTION 12.4(b) of this Agreement), 11.07, 11.08, 11.09 or 11.10 of the Credit Agreement dated as of March 31, 1994 among the Borrowers, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, the respective definitions for all capitalized terms used therein and the notes issued thereunder, it being understood that this Override Agreement constitutes an amendment and restatement of all other provisions of such Credit Agreement, and (ii) this Agreement shall not waive or amend the provisions of Sections 2.01(a), (c) or (d), 2.03(a), (c) or (d), 2.04, 2.05, 2.06, 2.08, 2.11(a)
(except with respect to the time and date of payment of the Borrowers) or (b), 2.12, 2.13, 2.14, Article IX, Article X (other than Sections 10.01(b), (c), (f) and (g), 10.04 (except that Section 10.04(b) as it applies to any Metra Lender is amended and restated as of the date hereof by SECTION 12.4(a) of this Agreement), 10.05, 10.08 and 10.16) of the Metra Reimbursement Agreement or the respective definitions and other definitional provisions for all capitalized terms used therein, it being understood that this Agreement constitutes an amendment and restatement of all other provisions of such Metra Reimbursement Agreement.


                                  ARTICLE IV

                                  SECURITY

      4.1. THE BORROWERS' OBLIGATIONS. The Obligations of the Borrowers to pay all sums due to the Agent, the Collateral Agent and the Existing Lenders and to perform all other covenants and agreements under this Agreement, the other Loan Documents and the Existing Agreements, as modified by this Agreement, and the Metra Interim Credit Agreement to which the Borrowers are a party, shall be secured to the extent provided in the Security Documents and the Intercreditor Agreements.

      4.2. FURTHER ASSURANCES. The Borrowers shall, and shall cause the Guarantors to, at their sole cost and expense, execute and deliver to the Agent or the Collateral Agent for the benefit of the Existing Lenders all such further documents, instruments and agreements and hereby agree to perform all such other acts which may be required in the opinion of the Agent to enable the Collateral Agent, the Agent and the Existing Lenders to exercise and enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, the Borrowers hereby authorize the Collateral Agent or the Agent on behalf of the Existing Lenders to file Financing Statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Collateral Agent for the benefit of the Agents and the Existing Lenders and to execute such Financing Statements and continuation statements on behalf of the Borrowers and the Guarantors. In addition to, and without in any respect limiting the requirements of SECTIONS 2.12 AND 2.13, each Existing Lender shall promptly certify such information regarding the Existing Indebtedness or the Obligations as the Agent may request from time to time.


                                   ARTICLE V

                            CONDITIONS PRECEDENT

      5.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the satisfaction by the Borrowers of the following conditions precedent, unless each Existing Lender shall otherwise agree:

                (a) RESTRUCTURING DOCUMENTS. The Agent shall have received counterpart originals of this Agreement, the other Restructuring Documents, including the Warrants, and all the other certificates, schedules, and other items as specified in the Schedule of Documents attached hereto as SCHEDULE B, each duly and validly executed and acknowledged, where appropriate, by or on behalf of all the parties hereto or thereto (as the case may be).

                (b) CONSENTS. The Agent shall have received evidence reasonably satisfactory to it in its sole discretion that the Borrowers and any Guarantors have obtained all requisite consents and approvals required to be obtained from any Governmental Authority, Person or entity whatsoever, to permit the transactions contemplated by the Restructuring Documents to be consummated in accordance with their respective terms and conditions.

              (c) PENDING AND THREATENED LITIGATION. The Agent shall have received SCHEDULE 5.1(c) and shall have reviewed all such pending or threatened litigation against the Borrowers and their Subsidiaries, and such disclosures shall reveal no conditions unacceptable to the Agent in its sole discretion.

                (d) THE RESTRUCTURING. The Restructuring shall have been consummated with all conditions to the effectiveness having been satisfied, subject only to the execution of this Agreement and the other Loan Documents.

                (e) OTHER MATTERS. The Agent shall have received all other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Agent and its counsel, as the Agent reasonably may request.

                (f) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers and each of them set forth in this Agreement, or the other Restructuring Documents or, in any certificate or opinion by or on behalf of the Borrowers in connection herewith, shall be correct on and as of the date of any requested Existing Loans as if made on and as of such date; PROVIDED, HOWEVER, the Borrowers may, from time to time, amend SCHEDULE 6.8 (Material Contracts), SCHEDULE 6.2 (Consolidated Subsidiaries) and SCHEDULE 6.26 (Employment and Investment Agreements) by providing the Agent with amendments to such Schedules.

                (g) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing, assuming the effectiveness of this Agreement.

                (h) DEFAULTS UNDER INDEBTEDNESS. The Agent shall have received SCHEDULE 5.1(h), certified by the chief executive officer and chief financial officer of each Borrower, describing any default or failure of performance or any event which with the giving of notice, or lapse of time, or both, would become a default by such Borrower under any indenture, loan agreement, guaranty, promissory note or other Indebtedness to which the Borrowers or any Guarantors are a party constituting a liability (contingent or otherwise) equal to or in excess of $2,000,000.

      5.2. ADDITIONAL CONDITION PRECEDENT. This Agreement shall become effective only after each of the Existing Lenders shall have delivered to the Agent a Reallocation Certificate for the period from July 1, 1995 through July 31, 1995.

                                  ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

                In order to induce the Agents and the Existing Lenders to enter into this Agreement, the Borrowers hereby make the following representations and warranties to the Agent and to each Existing Lender:

      6.1. ORGANIZATION AND QUALIFICATION. Each of the Borrowers and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not have or result in a Material Adverse Effect or would not materially adversely affect the ability of the Collateral Agent to collect any material account receivable.

      6.2. CORPORATE POWER AND AUTHORIZATION; BINDING EFFECT. Each of the Borrowers and the Guarantors has the corporate power and has taken all corporate action necessary to authorize it to execute, deliver, and perform this Agreement and each of the other Restructuring Documents executed by it and to grant the security interests and liens granted or created thereunder. This Agreement constitutes, and when executed the other Restructuring Documents will constitute, legal and valid obligations of each Borrower binding upon it and enforceable in accordance with their respective terms, except as the enforceability of each such Restructuring Document may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and except as the availability of equitable remedies are subject to the application of equitable principles.

      6.3. NO CONFLICT. The execution, delivery and performance of this Agreement, the other Restructuring Documents and the secured financing transactions contemplated hereby, the use of proceeds thereof, and the performance by the Borrowers and the Guarantors (a) do not conflict with or violate any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, or By-Laws of any Borrower or any Guarantor, any material Requirement of Law or any Contractual Obligation of any Borrower or any Guarantor, (b) do not conflict with, constitute a default or require any consent under any Contractual Obligation of any Borrower or any Guarantor, and
(c) do not result in the creation of any Lien other than a Permitted Lien upon any property or assets of any Borrower or any Guarantor.

      6.4. NO CONSENTS. All necessary consents, approvals and authorizations of, filings with, and acts by or with respect to all Governmental Authorities and other Persons (except possession of certain collateral or filings with the appropriate

Governmental Authorities necessary to perfect the security interests under the Security Documents) required to be obtained, made or taken by the Borrowers or the Guarantors in connection with the secured financing transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Restructuring Documents, have been obtained, made or taken, and remain in effect. All applicable waiting periods have expired without any Governmental Authority or other Person taking any action which restricts, prevents or imposes materially adverse conditions upon the consummation of the secured financing transactions contemplated hereby.

      6.5.      ABSENCE OF LITIGATION.  Except as otherwise set forth in
SCHEDULE 5.1(c), there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending, or, to the Borrowers' knowledge, threatened, against or affecting the Borrowers or the Guarantors or any of their Consolidated Subsidiaries or, to the knowledge of the Borrowers, any basis therefor, (a) which challenge the validity or propriety of the secured financing transactions contemplated hereby, (b) which could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect, or (c) which could materially affect the ability of the Borrowers to perform their obligations under this Agreement or the other Restructuring Documents.

      6.6. NO DEFAULT UNDER THE RESTRUCTURING DOCUMENTS. No Default or Event of Default has occurred and is continuing.

      6.7. INDEBTEDNESS. Set forth on SCHEDULE 6.7A hereto is a complete and correct list of all Indebtedness of the Borrowers and the Guarantors in excess of $2,000,000, other than Contingent Obligations, and the approximate aggregate principal amount thereof outstanding. Set forth on
SCHEDULE 6.7B is a complete and correct list of all Contingent Obligations for which the principal amount outstanding or the amount for which the Borrowers or the Guarantors are liable exceeds $1,000,000, and the approximate aggregate amount of such principal or of such liability outstanding.

      6.8. MATERIAL CONTRACTS. Set forth on SCHEDULE 6.8 hereto is a complete and accurate list of (a) each Material Contract, and (b) each Capital Lease Obligation of the Borrowers and the Guarantors existing on the Closing Date which exceeds $10,000,000 annually; other than as set forth in SCHEDULE
6.8 or otherwise disclosed in writing to the Agent, each such Material Contract or Capital Lease is, and after giving effect to the consummation of the transactions contemplated by the Restructuring Documents will be, in full force and effect in accordance with the terms thereof. Except as previously disclosed to the Agent and the Existing Lenders or as listed in SCHEDULE 6.8A hereto, there are no defaults by the Borrowers or the Guarantors or, to the best of their knowledge, by any other party under any such Material Contract which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrowers' or the Guarantors' ability to perform their Obligations under this Agreement and the other Restructuring Documents. Neither the Borrowers nor the Guarantors are in default (nor has any event occurred which, with notice or lapse of time or both would constitute a default) under any of the Existing Agreements. The Borrowers and the Guarantors have delivered to the Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 6.8.

      6.9. CORRECTNESS OF COLLATERAL SCHEDULES. The Certification of Schedules listed as Item No. 4.24 of the Schedule of Documents and delivered to the Agent in connection herewith are complete and correct in all material respects.

      6.10. CORRECTNESS OF FINANCIAL INFORMATION. The financial statements described in Item No. 2.00 of the Schedule of Documents and delivered to the Agent in connection herewith are true and correct and (a) present fairly, in all material respects, the Consolidated financial condition of the Borrowers, the Guarantors and their Consolidated Subsidiaries as of the date thereof, (b) disclose all material liabilities of the Borrowers, the Guarantors and their Consolidated Subsidiaries, whether liquidated or unliquidated, fixed or contingent, that are required to be disclosed under Generally Accepted Accounting Principles as of the date thereof, and (c) have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Each of the Budget and the projections described in Item Nos. 1.41 and 2.4 of the Schedule of Documents and delivered to Agent in connection herewith are based upon reasonable estimates and assumptions, and reflect the reasonable estimates of the Borrowers and their Consolidated Subsidiaries of the results of operations and other information projected therein.

      6.11. SECURITY DOCUMENTS. The Security Documents to which the Borrowers and the Guarantors are a party create in favor of the Collateral Agent for the benefit of the Existing Lenders to secure the Obligations valid, and, upon the proper filing by the Collateral Agent of Financing Statements at appropriate offices, a first priority, perfected security interests in the property and assets described in the Security Documents capable of being perfected by the filing of a Financing Statement, subject only to Permitted Liens.

      6.12. TAXES. The Borrowers and the Guarantors have filed all tax returns which were required to be filed in any jurisdiction, and paid all taxes shown thereon to be due or otherwise due upon the Borrowers and the Guarantors or any of their properties, income or franchises, including interest, assessments, fees and penalties (other than any immaterial amounts, which the Borrowers or the Guarantors shall pay or make provision to pay), or have provided adequate reserves for the payment thereof. To the best knowledge of the Borrowers, no claims are threatened, pending or being asserted with respect to, or in connection with any return referred to in this SECTION 6.12, which could reasonably be expected to have or result in a Material
Adverse Effect, or could reasonably be expected to affect the Borrowers' ability to perform their Obligations under this Agreement and the other Restructuring Documents.

      6.13. NO BURDENSOME RESTRICTIONS. No Material Contract and no material Requirement of Law relating to or otherwise affecting the Borrowers or the Guarantors will result in a Material Adverse Effect.

      6.14. JUDGMENTS. There are no outstanding or unpaid judgments against the Borrowers or the Guarantors in excess of (a) $100,000 individually, or (b) $2,000,000 in the aggregate, except as expressly set forth in SCHEDULE 6.14.

      6.15. COMPLIANCE WITH LAWS. The Borrowers and the Guarantors are not and will not be in violation of, or not in compliance with, any Requirement of Law binding upon the Borrowers and the Guarantors or their properties and assets, including any building, zoning, occupational safety and health ordinances or regulations relating to their structure or equipment, or the operation thereof or of its respective business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation, the noncompliance with which could reasonably be expected to have or result in a Material Adverse Effect, and are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which could reasonably be expected to have or result in a Material Adverse Effect.

      6.16. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) except as set forth on SCHEDULE 6.16, incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      6.17. GOVERNMENTAL AUTHORIZATIONS; PERMITS, LICENSES AND ACCREDITATIONS; OTHER RIGHTS. The Borrowers and the Guarantors have all licenses, permits, approvals, qualifications, consents, certificates of needs and accreditations (where such are required) and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrowers or the Guarantors, except where such failure could not have or result in a Material Adverse Effect.
Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Agent upon request. Neither the Borrowers nor the Guarantors are in default under any of such licenses, permits, approvals, consents, qualifications or authorizations and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or accreditation, except where such failure could not have or result in a Material Adverse Effect. The continuation, validity and effectiveness of all material licenses, permits, approvals, consents, qualifications and authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrowers know of no reason why they or the Guarantors will not be able to maintain all licenses, permits, approvals, consents, qualifications, accreditations and other authorizations necessary or appropriate to own and operate their respective current businesses and to obtain such licenses, permits, approvals, consents, qualifications and other authorizations necessary to own and operate their respective current businesses, and otherwise conduct the business of the Borrowers, the Guarantors and their Consolidated Subsidiaries as now conducted and presently proposed to be conducted.

      6.18. ENVIRONMENTAL MATTERS. In the ordinary course of their business, the Borrowers conduct an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrowers, the Guarantors and their Consolidated Subsidiaries, in the course of which they identify and evaluate associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have or result in a Material Adverse Effect.

      6.19. NO MATERIAL ADVERSE EFFECT. Since June 26, 1995, there has been no Material Adverse Effect, other than as disclosed in SCHEDULE 6.19.

      6.20. CONSOLIDATED SUBSIDIARIES; SUBSIDIARIES. Each of the Borrowers' and the Guarantors' Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Set forth on SCHEDULE 6.20 is a complete and correct list of each of the Borrower's Subsidiaries. Set forth on SCHEDULE D is a complete and correct list of each of the Borrower's wholly-owned Subsidiaries other than foreign wholly-owned subsidiaries, Emkay Development Company, Inc. and Emkay Capital Investments, Inc.

      6.21. MARGIN SECURITIES. Neither Borrower nor any Guarantor is engaged principally in, nor has as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Existing Indebtedness or Indebtedness otherwise created in connection with this Agreement or the other Restructuring Documents, shall be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Agent, the Borrowers shall furnish or cause to be furnished to the Agent a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

      6.22. INVESTMENT COMPANY ACT. Neither of the Borrowers nor any Guarantor is an "investment company" nor a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

      6.23.     BUSINESS LOCATIONS AND TRADE NAMES.  Set forth on SCHEDULE
6.23A is a complete and correct list of each location where each of the Borrowers and the Guarantors maintains its chief executive office, its principal place of business, an office, a place of business or any material financial records. Set forth on SCHEDULE 6.23B is a complete and correct list of each name under or by which each Borrower and Guarantor conducts its business, or by which each Borrower and Guarantor (or its predecessors in interest) has conducted its business during the past five years.

      6.24. TITLE TO REAL PROPERTY AND OTHER ASSETS. The Borrowers and the Guarantors have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their Real Property and all personal property assets and fixtures subject to no Liens other than Permitted Liens. The Borrowers and the Guarantors hold directly the fee and leasehold interest in all facilities constituting the Real Property Collateral. As of the Closing Date, there are no contracts or options by either Borrower, any Guarantor or any of their Subsidiaries for the sale or lease of any of the Real Property Collateral, except as set forth on SCHEDULE 6.24. All easements, servitudes and rights of way necessary to the operations presently conducted or proposed to be conducted at the facilities constituting the Real Property Collateral have been obtained.

      6.25. LABOR MATTERS. There are no controversies pending between the Borrowers, the Guarantors or their Subsidiaries and their employees which may constitute or result in a Material Adverse Effect.

      6.26.     EMPLOYMENT AND INVESTMENT AGREEMENTS.  Set forth in SCHEDULE
6.26 is a complete and accurate list of (i) all employment agreements and executive compensation arrangements to which any Borrower, any Guarantor or any Subsidiary of a Borrower or a Guarantor is a party which provides for aggregate compensation to any Person (assuming compliance with or satisfaction of all contingencies or conditions) of more than $150,000 per year, and (ii) all agreements relating to the voting or disposition of any outstanding shares of capital stock of each Borrower, Guarantor or any of their Subsidiaries. The Borrowers and the Guarantors have delivered to the Agent a true and complete copy of each of the agreements required to be listed in SCHEDULE 6.26.

      6.27. NO MISSTATEMENTS. Neither this Agreement, the other Restructuring Documents, nor any document, instrument and other agreement, certificate, statement or other information referred to herein or expressly furnished to the Agent or to any of the Existing Lenders pursuant hereto or thereto, contains any misstatement of a material fact or omits to state any material fact or any fact necessary to make the statements contained herein or therein not misleading on the date furnished or on the Closing Date, except as otherwise subsequently disclosed to the Agent and all Existing Lenders in writing on or prior to the Closing Date.

      6.28.     RESTRUCTURING.  The Restructuring has occurred.

      6.29. MK RAIL LOCK BOX. Lock Box number 98485 maintained at Bank of America Illinois is used solely for collections related to MK Rail and not collections related to any Borrower or any Guarantor. No Borrower or Guarantor has instructed any account debtor or other person owing any monies to such Borrower or such Guarantor to make any payment to Lock Box number 98485.

      6.30. CASH MANAGEMENT SYSTEM. Each Borrower acknowledges that the Cash Management System is part of this Agreement and that each of the representations and warranties made by each Borrower in the Cash Management System constitutes representations and warranties of this Agreement.


                                  ARTICLE VII

                            AFFIRMATIVE COVENANTS

                So long as this Agreement is in effect the Borrowers, and, without duplication, each of them, shall, unless the Majority Lenders shall otherwise agree:

      7.1. FINANCIAL STATEMENTS; ADDITIONAL REPORTING REQUIREMENTS. Furnish to the Agent:

                (a) Not later than ten (10) Business Days prior to the start of each calendar quarter, a projected consolidating income statement for such quarter and a weekly consolidating cash flow statement for such quarter in the form of the Budget, certified by the chief financial officer as containing appropriate assumptions to the best of his knowledge;

                (b) Not later than three (3) Business Days after each calendar week, an unaudited consolidating cash flow statement in the form of the Budget for such week setting forth a comparison to the Budget for such calendar week, certified by the chief financial officer as complete and correct to the best of his knowledge;

                (c) Not later than the twenty-fifth (25th) day after each calendar month, an unaudited consolidating income statement, balance sheet and cash flow statement (including MK Rail on an equity basis using the most current monthly information available), in each case for such month, and setting forth a comparison to the projections for such calendar month and the actual results for such calendar month in the previous fiscal year, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

                (d) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of MKD, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such quarter and the related Consolidated statements of income and cash flows for such quarter and for the portion of MKD's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of MKD's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the chief financial officer, controller or treasurer of MKD;

                (e) As soon as available and in any event by April 15, 1996, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with Generally Accepted Accounting Principles;

                (f) Promptly upon the mailing thereof to the shareholders of MKD generally, copies of all financial statements, reports and proxy statements so mailed;

                (g) Promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which MKD shall have filed with the Securities and Exchange Commission;

                (h) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities or any Indebtedness of the Borrowers pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this SECTION 7.1;

                (i) On a monthly basis a statement listing the outstanding receivable and payable accounts between the Borrowers, and Affiliates of the Borrowers; PROVIDED, HOWEVER, that any transfers or group of related transfers of cash or other assets in excess of $1,000,000 between the Borrowers, and Affiliates of the Borrowers, shall be reported on a weekly basis;

                (j) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining work status for jobs involving either Borrower or any Consolidated Subsidiary valued by any Borrower or Consolidated Subsidiary in excess of $10,000,000 certified by the chief financial officer as complete and correct;

                (k) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining the status of each of the Borrowers' backlog, certified by the chief financial officer as complete and correct in the form attached hereto as SCHEDULE 7.1(k);

                (l) On a monthly basis a report prepared by each of the Borrowers' financial advisors regarding the status of asset sales by either Borrower or any Consolidated Subsidiary (excluding the asset sales involving AmeriBank and Western Aircraft, Inc.), certified by the chief financial officer as complete and correct;

                (m) As required under the Multiparty Agreement, reports required to be delivered to the Bonding Company under the Multiparty Agreement;

                (n) On a daily basis, each Borrower's daily cash balances and outstanding loan balances;

                (o) On a weekly basis, a report of any reductions of letter of credit obligations under the Existing Agreements;

                (p) On a weekly basis, the management operation reports prepared for each of the Borrowers' divisions;

                (q) From time to time such additional information regarding the financial position, business, properties or operations of MKD, MKO and any of their Consolidated Subsidiaries as the Agent, at the request of any Existing Lender, may reasonably request; and

                (r) No later than August 15, 1995, a draft of an operating plan detailing projected operations through December 31, 1997, for each of the Borrowers' operating divisions and Subsidiaries in a form acceptable to the Majority Lenders with the final operating plan to be delivered by August 31, 1995.

      7.2. PROVISION OF NOTICES. Give notice to the Agent of the occurrence of any of the following events not later than three (3) Business Days after the Borrowers know of such event:

                (a)   DEFAULT.  Any Default or Event of Default.

                (b) OTHER DEFAULT OR LITIGATION. (i) Any default or event of default under any Contractual Obligation of any Borrower or Guarantor of greater than $1,000,000 or which could otherwise have or result in a Material Adverse Effect; (ii) any litigation, investigation or proceeding which may exist at any time between the Borrowers and any Governmental Authority; or (iii) any other litigation, which, as relates to (i) or (ii) above, if adversely determined, could (y) if the remedies prayed for do not include damages, have or result in a Material Adverse Effect, and (z) if the remedies prayed for include damages, would result in a liability equal to or in excess of $5,000,000 if the claim is fully covered by insurance, and in excess of $1,000,000 if the claim is not covered by insurance.

                (c) REPORTABLE EVENTS. Except as provided on SCHEDULE 7.2(c)A, any Reportable Event with respect to any Single

Employer Plan maintained by the Borrowers or (b) the institution of proceedings or except as provided on SCHEDULE 7.2(c)B the taking or expected taking of any other action by the PBGC, any Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Single Employer Plan maintained by any Borrower and with respect to a Multi-employer Plan, the reorganizational insolvency of the Plan. In addition to such notice, the Borrowers shall as soon as practicable deliver to the Agent and each Existing Lender whichever of the following may be applicable: (i) a certificate of the chief executive officer and the chief financial officer of each Borrower setting forth details as to such Reportable Event and the action, if any, that it or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that is required to be filed with PBGC, or (ii) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                (d) ENVIRONMENTAL MATTERS. (i) Any event which makes any of the representations set forth in SECTION 6.18 inaccurate in any respect or
(ii) the receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority alleging violations of or noncompliance with any Environmental Laws.

                (e) MATERIAL CONTRACTS; MATERIAL OBLIGATIONS. (i) Any proposed material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract, other than amendments, changes, modifications, waivers or terminations in the ordinary course of business as presently conducted, and (ii) any new Material Contract which has not been previously disclosed to the Existing Lender in financial reports or otherwise in writing.

                (f) CASUALTY LOSSES. Any casualty loss or losses, not covered by insurance, in excess of $1,000,000.

                (g) NOTICES RE: BONDING ISSUES. The receipt by any of the Borrowers of any notice or other communication from the Bonding Company regarding material changes in the Bonding Company's issuance of payment or performance bonds in connection with the projects to be performed by the Borrowers or their Consolidated Subsidiaries.

                (h) NOTICES OF VIOLATION. The receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority commencing an investigation or inquiry by any Governmental Authority or alleging violations of or noncompliance with any Requirement of Law which could reasonably be expected to have or result in a Material Adverse Effect.

                (i) CHANGES TO SCHEDULES. Any changes to the information on SCHEDULES 6.23A and 6.23B.

      7.3. FILING OF RETURNS; PAYMENT OF TAXES. File all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Borrowers except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings, and (b) as to which adequate reserves in conformity with Generally Accepted Accounting Principles with respect thereto have been provided on the books of the Borrowers.

      7.4. MAINTENANCE OF EXISTENCE. Maintain and preserve, and, will cause each Consolidated Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

      7.5. COMPLIANCE WITH LAWS. Comply, and cause each Consolidated Subsidiary to comply, with all Requirements of Law in all material respects except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      7.6. MAINTENANCE OF PROPERTIES. Maintain, preserve and keep all of its buildings, tangible properties, equipment and other property and assets, whether owned or leased, used and necessary in its business, in good repair, working order and condition, and from time to time to make all necessary and proper repairs and replacements so that at all times the utility, efficiency or value thereof shall not be impaired in any material respect.

      7.7. INSURANCE. Maintain (a) insurance (in addition to any insurance required under the Security Documents) on all insurable property and assets owned or leased by the Borrowers or the Guarantors in the manner, to the extent and against at least such risks (in any event, including liability and casualty, including hazard, fire and business interruption coverage) usually done by owners of similar businesses and properties in similar geographic areas, and adequate workers' compensation insurance and (b) appropriate self-insurance reserve funds covering those risks for which the Borrowers or the Guarantors presently self-insure, which self-insurance reserves shall be funded to the extent from time to time required by the insurer for the Borrowers and the Guarantors (which insurer shall be acceptable to the Agent) or another excess insurance carrier for the Borrowers or the Guarantors acceptable to the Agent. All such insurance shall be in such amounts and form and with such insurance companies as are reasonably satisfactory to the Agent and shall name the Collateral Agent, for the benefit of the Existing Lenders, as an additional insured. The Borrowers or the Guarantors shall furnish the following to the Agent: (x) annually or at any time upon written request, full information as to such insurance carried, including the amounts of all self-insurance reserve funds; (y) lender loss payable endorsements (Form 438
BFU) in favor of the Collateral Agent (for the benefit of the Existing Lenders), in form and substance satisfactory to the Agent; and (z) at least annually and on such other times as reasonably requested by the Agent, certificates of insurance from such insurance companies and certified copies of such insurance policies. All policies of insurance shall provide for not less than 30 days prior written cancellation notice to the Agent.

      7.8. BOOKS AND RECORDS. Keep and maintain full and accurate books of record and accounts of its operations, dealings and transactions in relation to its business and activities, in conformity with Generally Accepted Accounting Principles and all Requirements of Law.

      7.9.      COMPLIANCE WITH TERMS OF ALL REAL PROPERTY RELATED
AGREEMENTS. Make all payments and otherwise perform all of its obligations in respect of all Real Property Collateral with respect to which the failure to so perform could have a material adverse effect on the security afforded thereby, and use its best efforts to keep, and take all action to keep, the leases on all leaseholds in full force and effect, and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, and notify the Agent of any defaults of the Borrowers or any default of any other party with respect to such leases and cooperate in all respects with all actions of the Agent to cure such defaults.

      7.10. HAZARDOUS MATERIALS. Except in compliance with all applicable Environmental Laws, the Borrowers shall not and shall use its reasonable best efforts not to cause or permit any other person or entity to, cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any real property owned by the Borrowers or any Subsidiary or any real property leased, subleased, occupied or used by the Borrowers or any Subsidiary, or the transportation of any Hazardous Materials to or from any such real property unless such use or transportation is on a temporary basis incidental to the conduct of its business in the ordinary course and is performed in a manner that does not cause a material violation of any applicable Environmental Law. In the event of any breach or violation of the foregoing, or in the event of any other release or threatened release of Hazardous Materials on, under, in or about any Real Property owned by the Borrowers or any Real Property leased, subleased, occupied or used by the Borrowers, the Borrowers shall promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental

Law using a duly qualified, licensed and insured contractor. In the event of any release or threatened release of Hazardous Material on, under, in or about any real property owned by any Subsidiary or any real property leased, subleased, occupied or used by any Subsidiary, the Borrowers shall cause such Subsidiary to promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor.

      7.11. INTELLECTUAL PROPERTY ASSIGNMENTS. Execute intellectual property assignments in form and substance satisfactory to the Agent, upon the Borrowers' applications with any state or federal agency for or registration of any patents, trademarks or other intellectual property or licenses thereof, and cooperate with the Agent to have such assignments or other documents filed with the appropriate state or federal agency.

      7.12. FURTHER ASSURANCES. Perform, make, execute and deliver and cause their Consolidated Subsidiaries to perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Agent or the Majority Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Agent and the Existing Lenders their respective rights under this Agreement and the other Restructuring Documents.

      7.13. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with Generally Accepted Accounting Principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated Subsidiary to permit, representatives and Professionals of the Agent or any Steering Committee Lender, including Ernst & Young (at the Borrowers' expense), to enter upon the Real Property Collateral, to take and remove soil and groundwater samples from the Real Property Collateral, to conduct tests on any part of the Real Property Collateral, to visit, inspect, and appraise any of the Collateral, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such times and as often as may be desired.

      7.14. USE OF PROCEEDS. None of the proceeds of the Existing Loans have been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

      7.15.     COMPLIANCE WITH ASSET DISPOSITION PROGRAM.

                (a) Timely comply with the terms of their Asset Disposition Program, subject to the restrictions of SECTIONS 8.3 AND 8.4.

                (b) Provide a brief description of any bona fide offer in excess of $3,500,000 for any proposed disposition of assets.

      7.16. STANDSTILL AGREEMENTS. Use their best efforts to obtain by August 15, 1995 standstill agreements through the Termination Date from all banks or other financial institutions that are not party to this Agreement and to which either Borrower has provided a guaranty of Indebtedness of any Subsidiary.

      7.17. CASH MANAGEMENT SYSTEM. Comply with each of the covenants contained in the Cash Management System.


                                 ARTICLE VIII

                             NEGATIVE COVENANTS

                So long as this Agreement is in effect, the Borrowers shall not, unless the Majority Lenders shall otherwise agree:

      8.1. INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any Consolidated Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, EXCEPT:

                (a) Indebtedness of the Borrowers in connection with this Agreement;

                (b) Indebtedness existing, or relating to commitments existing, on the Closing Date, all as set forth on SCHEDULE 8.1 and any extensions, refundings or renewals thereof on terms satisfactory to the Majority Lenders;

                (c) Indebtedness with respect to financed insurance premiums which is not past due;

                (d) Indebtedness for performance guaranties and performance or payment bonds incurred in the ordinary course of the Borrowers' or any Consolidated Subsidiary's business;

                (e) Purchase money Indebtedness with respect to Capital Expenditures obtained from financing sources other than the Existing Lenders ("Additional Capital Expenditure Indebtedness"); PROVIDED, that (i) no Default or Event of Default has occurred and is continuing at the time the Additional Capital Expenditure Indebtedness is to be incurred, (ii) the amount of such Additional Capital Expenditure Indebtedness outstanding at any time shall in no event exceed $1,000,000, and (iii) each of the Borrowers shall have delivered notice to the Agent of its intention to incur any Additional Capital Expenditure Indebtedness;

                (f) Indebtedness of McConnell Dowell Corporation Limited that is not guaranteed by the Borrowers; or

                (g) Indebtedness of MKO pursuant to a guaranty of the Corporate Card Account Agreement between American Express Travel Services Company, Inc. and MKO's wholly-owned subsidiary Rocky Mountain Remediation Services Limited Liability, Inc.

      8.2. NEGATIVE PLEDGE. Create, assume or suffer to exist, or permit any Consolidated Subsidiary to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by them, except:

                (a) Liens of the Restructuring Documents including Liens of the Bonding Company thereunder;

                (b) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement which are listed on
SCHEDULE 8.2 hereto;

                (c) Any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                (d) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;

                (e) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset and the Borrowers shall maintain in accordance with Generally Accepted Accounting Principles appropriate reserves therefor;

                (f) Materialmen's, mechanic's, workmen's repairmen's or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset;

                (g) Liens which are bonded in a manner reasonably satisfactory to the Majority Lenders; and

                (h) Liens permitted by the Ship Mortgage on the vessel thereby encumbered.

      8.3. PROHIBITION OF FUNDAMENTAL CHANGES. Directly or indirectly, (whether in one transaction or a series of transactions), (a) enter into any transaction of merger, consolidation or amalgamation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, transfer or otherwise dispose of all or a substantial part of its respective business or assets; (d) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (e) make any material change, which could have an adverse effect on the Borrowers' ability to perform their Obligations hereunder, in their present method of conducting business; (f) enter into any agreement or transaction where they are bound to do or permit any of the foregoing; or (g) permit any Consolidated Subsidiary to do any of the foregoing.

      8.4. PROHIBITION ON SALE OF ASSETS. Sell, transfer, convey, lease or otherwise dispose of, or permit any Consolidated Subsidiary to sell, transfer, convey, lease, or otherwise dispose of, all or any of the assets of the Borrowers and their Consolidated Subsidiaries except (i) sales of inventory in the ordinary course of business; (ii) sales of equipment not exceeding $50,000 for which no consent shall be required; (iii) sales of equipment greater than $50,000 but less than $600,000 which sales shall require the consent of the Agent; (iv) sales of equipment greater than $600,000 in the aggregate but less than $1,500,000 in the aggregate which sales shall require the consent of the Majority Lenders; and (v) sales of equipment in excess of $1,500,000 in the aggregate which sales shall require the consent of All Lenders; provided, however, to the extent that any such equipment constitutes equipment that is subject to the Equipment Asset Pool Intercreditor Agreement and secures new bonds issued by the Bonding Company (the "Subject Equipment"), the Borrower and the Consolidated Subsidiaries shall be permitted to sell, transfer, convey, lease or otherwise dispose of any and all Subject Equipment without the consent of the Existing Lenders or the Agents and notwithstanding SECTION 2.9(a) hereof, the Borrowers and the Consolidated Subsidiaries (except Emkay Development Company, Inc.) shall be permitted to retain the Net Cash Proceeds of such Subject Equipment so long as (x) such Net Cash Proceeds are used to cash-collateralize new bonds obtained from the Bonding Company, and (y) such Net Cash Proceeds are used as the first money to be expended to replace any such Subject Equipment.

      8.5. INVESTMENTS. Make or commit to make any loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person (all such transactions being called "Investments"), or permit any Guarantor to do any of the foregoing, except:

                (a)   Investments in Cash Equivalents;

                (b)   Investments existing on the Closing Date and set forth in
SCHEDULE 8.5 hereto and consented to by the Majority Lenders; and

                (c) Investments made in any Person in accordance with the Budget.

      8.6.      COMPLIANCE WITH ERISA.

                (a) Terminate any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity so as to result in any material liability to PBGC.

                (b) Engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity which would result in a material liability for an excise tax or civil penalty in connection therewith.

                (c) Incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity.

                (d) Allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of the termination of any Plan.

      8.7. RESTRICTED PAYMENTS. (a) Declare, pay or make (i) any dividends or other distributions with respect to their capital stock or rights to acquire capital stock or any payment on account of such capital stock or rights to acquire capital stock, or (ii) any prepayment of principal or prepayment of interest on account of any of their Indebtedness, (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of their capital stock or rights to acquire capital stock or any of their Indebtedness, or (c) purchase, defease, acquire or redeem any of their Indebtedness; PROVIDED, that the Borrowers may make required or permitted payments or prepayments on account of Indebtedness under the Restructuring Documents.

      8.8. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, or permit any Guarantor to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee; except transactions which are contemplated by this

Agreement or are in the ordinary course of such Borrower's or Guarantor's business and are made in accordance with the Budget.

      8.9. SALE/LEASE-BACKS. Enter into any arrangements, directly or indirectly, with any Persons whereby a Borrower or Guarantor shall sell or transfer any property, whether now owned or hereafter acquired in connection with the rent or lease of (i) such property or (ii) other property which such Borrower or Guarantor intends to use for substantially the same purpose or purposes as the property so sold or transferred.

      8.10. OPERATING LEASES. Incur, or permit any Guarantor to incur, at any time any additional annual lease payments as lessee under Operating Leases, excluding (i) scheduled increases in lease payments in connection with leases existing on the Closing Date and as set forth in SCHEDULE 8.10 or replacements of such leases upon expiration thereof and (ii) conversions of existing Capital Leases to Operating Leases, so long as such conversion does not have the effect of increasing total annual lease payments to the lessor; and (iii) lease payments in connection with new Operating Leases, PROVIDED that the aggregate annual lease payments for such Operating Leases shall not exceed $1,000,000.

      8.11. CAPITAL EXPENDITURES. Make, or permit any Guarantor to make, any Capital Expenditures other than (a) items included in the Budget for Mining, Transit, Infrastructure, and EC&E or (b) other Capital Expenditures aggregating not more than $1,000,000.

      8.12. AMENDMENT OF CHARTER OR BYLAWS. Amend their, or any of the Guarantors', articles of incorporation to revise, in any material respect, the Borrowers' capital structure, or to change the names of the Borrowers, or make any other material amendments thereto or to their bylaws without promptly providing a copy thereof to the Agent.

      8.13. NO CONSENT TO SUBORDINATION. Give their consent, or permit any Consolidated Subsidiary to give its consent, to the subordination of any of their rights or claims (including any subordination in the form of an agreement to defer remedies or extend maturities) to any right or claim of any other Person other than subordination of the MK Rail Note in connection with the MK Rail Global Settlement Agreement.

      8.14. INTERCOMPANY OBLIGATIONS. Adjust, settle or compromise any amounts receivable from any Subsidiary or Affiliate including accounts receivable, notes receivable, or any other intercompany account reflected on the books of the Borrowers; PROVIDED, that the Borrowers may adjust, settle or compromise any amounts receivable from any Subsidiary or Affiliate if the aggregate amount of such adjustments, settlements, or compromises does not exceed $500,000.

      8.15. TRANSIT DIVISION OPERATIONS. Permit any customers of the Transit Division to make payments to the Borrowers into the Accounts, or fund any Transit Division operations or expenses through funds from the Accounts or from proceeds of the Loans under the Bridge Loan Agreement.


                                  ARTICLE IX

                                  DEFAULTS

      9.1. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or occur or be effected by operation of law or otherwise:

                (a) Any Borrower shall fail to pay when due any principal, interest, fees, expenses, or any other amount owing in respect of the Obligations when due and payable pursuant to the terms thereof or hereof and as modified by ARTICLE II and ARTICLE III;

                (b) Any Borrower shall fail to observe or perform any covenant contained in ARTICLE VIII;

                (c) Any Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Restructuring Documents (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to any Borrower by the Agent;

                (d) Any representation or warranty of any Borrower or any Guarantor set forth in this Agreement, or the other Restructuring Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of any Borrower pursuant hereto shall prove to be in any material respect false or misleading at the time given or deemed given;

                (e) Any Borrower, any Guarantor or any Consolidated Subsidiary shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness or set-off of such Indebtedness of any Borrower, Guarantor or any Consolidated Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

                (f) Any Borrower, any Guarantor or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the


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



appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Indebtedness as it becomes due, or shall take any corporate action to authorize any of the foregoing;

                (g) An involuntary case or other proceeding shall be commenced against any Borrower, any Guarantor or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 20 days; or an order for relief shall be entered against any Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                (h) Any writ of execution, attachment or garnishment or any lien, any judgment or any other legal process to be issued against any Borrower or any Guarantor or any of the property of any Borrower, any Guarantor or their Subsidiaries (including the Collateral) which by itself or together with all other such legal processes is for an amount in excess of $1,000,000 which shall remain unvacated, unbonded or unstayed;

                (i) The occurrence of any of the events specified in subsections (a) through (g) of SECTION 6.1 of the Multiparty Agreement or the project owner makes any demand under any indemnity agreement between the Bonding Company and any Borrower;

                (j) Actual disbursements of any type shall exceed the total projected disbursements as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

                (k) Actual Financing Shortfall shall exceed the projected amount as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

                (l) All or substantially all of the property of any Borrower, Guarantor or any Consolidated Subsidiary shall be condemned, seized or otherwise appropriated;

                (m)   Any Borrower, any Guarantor or any Consolidated
Subsidiary shall voluntarily suspend the transaction of substantially all of its business for more than three consecutive Business Days;

                (n) Any Borrower or any Commonly Controlled Entity shall engage in (a) any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (b) any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, shall exist with respect to any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal from any Multi-employer Plan, (f) the reorganization or insolvency of a Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity or (g) it shall be determined that Unfunded Liabilities exist, and in each case in clauses (a) through (g) above, such event or condition together with all other such events or conditions, if any, would subject any Borrower to any tax, penalty or other liabilities in excess of $1,000,000 or would otherwise have a Materially Adverse Effect;

                (o) Any person or group of persons (within the meaning of Section 12 or 14 of the Securities Exchange Act of 1934, as amended), other than the Existing Lenders, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of MKD;

                (p) Any of the Restructuring Documents or provisions thereof, for any reason whatsoever, ceases to be valid and binding on any Borrower or any Guarantor or any Bridge Loan Lender or Existing Lender or the Bonding Company, or any Borrower or any Guarantor or any Bridge Loan Lender or Existing Lender or the Bonding Company shall so assert, or the Liens granted pursuant to any of the Security Documents shall not constitute valid, perfected, first-priority Liens on the properties and assets described therein, subject only to the Permitted Liens, or any Borrower or any Guarantor shall be in default under the Security Documents, subject to any cure periods contained therein;

                (q) Any other event or condition occurs or exists which could have or result in a Material Adverse Effect;

                (r) The occurrence of any breach or default under the Multiparty Agreement or the Intercreditor Agreements;

                (s) The T-Co Transaction shall not have been consummated in the judgment of the Majority Lenders by September 1, 1995 pursuant to the terms of the T-Co Term Sheet and to the extent not addressed in the T-Co Term Sheet, on terms and conditions acceptable to the Majority Lenders;

                (t) Breach of any representation, warranty, covenant, obligation or undertaking set forth in the Cash Management System or any agreement related thereto;

                (u) There shall be any amendment or other modification of the Metra Interim Credit Agreement or any related documents excluding the budget provided under the Metra Interim Credit Agreement without the consent of the Majority Lenders; PROVIDED, HOWEVER that any amendment or modification of the Metra Interim Credit Agreement or any related documents that increases the commitments, the maximum principal, or the interest or fees payable under the Metra Interim Credit Agreement shall require the consent of All Existing Lenders.

                (v) MKD shall not have delivered the Warrants to the Agent pursuant to the Securities Purchase Agreement on or before August 31, 1995.

      9.2. THE EXISTING LENDERS' REMEDIES. Subject to the Intercreditor Agreements, upon the occurrence of an Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 12.6, upon the request of the Majority Lenders, the Agent shall, by notice in writing to the Borrowers (a "Notice of Acceleration") declare all the Obligations due hereunder, under the other Loan Documents, under the Existing Agreements and under the Metra Interim Credit Agreement to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than notices provided herein), all of which are hereby expressly waived to the extent permitted by applicable law;
PROVIDED, HOWEVER, that upon the occurrence of any event specified in either
SECTION 9.1(f) or SECTION 9.1(g) (and, in the case of SECTION 9.1(g), after the lapse of the 20 day period referred to therein) all amounts owing under this Agreement, the other Loan Documents and the Existing Agreements immediately shall automatically be due and payable in full without declaration or other notice (other than notices provided herein) to the Borrowers. The Agent immediately, and without expiration of any period of grace (other than that specifically provided herein), may enforce payment of all Obligations of any Borrower to the Agent and the Existing Lenders and the Agent shall be entitled to all remedies available hereunder and thereunder.



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



      9.3.      OTHER REMEDIES.   Subject to the Intercreditor Agreements,
upon the occurrence of an Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 12.6, in addition to the remedies listed in
SECTION 9.2 upon the earlier of a Notice of Acceleration or acceleration of the Obligations, the Existing Lenders acting by and through the Agent and the Collateral Agent shall have all rights, powers and remedies available under each of the Restructuring Documents and applicable law, including (i) commencing judicial or nonjudicial foreclosure proceedings against the Real Property Collateral, (ii) enforcing the Collateral Agent's security interest in the Collateral by means of one or more public or private sales thereof, (iii) taking possession of all or any portion of the Collateral, in person or by means of a court appointed receiver (who shall be appointed without regard to the value of Collateral Agent's security), and (iv) exercising any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of the Agents or the Existing Lenders in connection with each of the Restructuring Documents may be exercised at any time or from time to time, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Upon the request of the Majority Lenders after the occurrence of an Event of Default, the Agent shall instruct the Collateral Agent to exercise any remedies under the Restructuring Documents, including collection of funds in deposit accounts, foreclosure on Real Property Collateral, seeking a receiver to take possession of any Collateral and/or the Real Property Collateral, and commencement of or actions in court proceedings.

      9.4. WAIVERS BY THE BORROWERS. Except as otherwise provided for in this Agreement and applicable law, the Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent, the Collateral Agent or the Existing Lenders on which the Borrowers may in any way be liable and hereby ratify and confirm whatever the Agent, the Collateral Agent or the Existing Lenders may do in this regard, (ii) all rights to notice and a hearing prior to the Collateral Agent's taking possession or control of, or replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Agent or the Collateral Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Restructuring

Documents and the transactions evidenced by this Agreement and the other Restructuring Documents, generally.


                                   ARTICLE X

                                  THE AGENT

      10.1. APPOINTMENT. Each Existing Lender hereby (a) irrevocably appoints Mellon Bank, N.A. as the Agent of such Existing Lender under this Agreement and the other Loan Documents and, subject to the last sentence of
SECTION 3.1, the Existing Agreements, and (b) irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, the Agent shall have no duties, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent.

      10.2. THE AGENT AND AFFILIATES. The Agent shall have the same rights and powers under this Agreement as any other Existing Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent, and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or Affiliate of either Borrower as if it were not the Agent hereunder.

      10.3.     RETENTION OF DOCUMENTS AND INFORMATION TO THE EXISTING
LENDERS. The Agent shall deliver to each Existing Lender any material documents and written information required under this Agreement to be delivered by the Borrowers to the Agent within a reasonable period after the Agent's receipt of such documents or information.

      10.4. DELEGATION OF DUTIES. The Agent may exercise any of its powers or execute any of its duties under this Agreement and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Agent may utilize the services of such agents and attorneys-in-fact as the Agent in its sole discretion reasonably determines, and all fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrowers on demand. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.



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



      10.5. LIMITATION OF LIABILITY. Neither the Agent nor their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other the Loan Documents or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except for their or such Person's own gross negligence or willful misconduct. The Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents or Existing Agreements, (w) the collectability of any amounts owing under this Agreement or the other Loan Documents or Existing Agreements, (x) the value, sufficiency, enforceability or collectability of any Collateral security therefor, (y) the failure by any Borrower to perform its Obligations hereunder or (z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by any Borrower or any officer or agent thereof contained in this Agreement, the other Loan Documents or Existing Agreements or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent in connection with, this Agreement or the other Loan Documents or Existing Agreements.

      10.6. RELIANCE BY THE AGENT. The Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to them shall have been duly authorized or is genuine, accurate and complete, or (c) to inspect the properties, books or records of the Borrowers. The Agent shall be entitled to rely, and shall be fully protected in relying,
(x) upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Existing Lender party hereto or any Assignee as an Existing Lender for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement shall have been delivered to the Agent identifying the name of any successor or Assignee. The Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of the Majority Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by the Existing Lenders against any and all


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



liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Existing Lenders and all future holders of Existing Indebtedness.

      10.7. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from an Existing Lender or the Borrowers referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice or has actual knowledge of the occurrence of an Event of Default, the Agent promptly shall give notice thereof to the Existing Lenders. The Agent shall take such action with respect to such Event of Default as shall be directed by the Majority Lenders; PROVIDED, HOWEVER, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Existing Lenders.

      10.8.     NON-RELIANCE ON THE AGENT AND THE OTHER EXISTING LENDERS.
Each Existing Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it. The Agent shall have no obligation or liability to any of the Existing Lenders regarding the creditworthiness or financial condition of any Borrower. No act by the Agent hereinafter taken, including any review of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Existing Lender. Each Existing Lender represents to the Agent that, independently and without reliance upon the Agent or any other Existing Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and has made its own decision to enter into this Agreement. Each Existing Lender also represents that, independently and without reliance upon the Agent or any other Existing Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Existing Lenders by the Agent hereunder, the Agent shall have no obligation or liability to provide any Existing Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of either of the Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.9. COLLATERAL. Each of the Existing Lenders represents to the Agent and each of the other Existing Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      10.10. INDEMNIFICATION. Each of the Existing Lenders shall indemnify, defend and hold harmless the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Pro Rata Share as of date demand for payment is made from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of all amounts payable under the Existing Agreements and the Restructuring Documents) may be imposed on, incurred by or asserted against the Agent in its capacity as such and not in its individual capacity in any way relating to, resulting from or arising out of this Agreement, or the Restructuring Documents, the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Existing Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result from the Agent's gross negligence or willful misconduct. The agreements in this
SECTION 10.10 shall survive the payment of all amounts payable under Restructuring Documents and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Restructuring Documents.

      10.11. THE AGENT IN ITS INDIVIDUAL CAPACITY. The Agent in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries as though the Agent was not the Agent hereunder. With respect to its Existing Indebtedness and any other Indebtedness made or renewed by it, the Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, and the Loan Documents as any Existing Lender and may exercise the same as though it were not the Agent, and the terms "Existing Lender" and "Existing Lenders" shall include the Agent in its individual capacity.

      10.12. THE SUCCESSOR AGENT. The Agent may resign as such upon ten days' prior written notice to the Existing Lenders. The Agent shall concurrently provide the Borrowers with a copy of such notice. If the Agent shall resign as such under this Agreement, then the Majority Lenders shall appoint from among the Existing Lenders a successor agent for the Existing Lenders. A successor agent may also be appointed by the Majority Lenders if the Agent ceases to have any Existing Indebtedness, and upon such appointment of a successor agent the Agent shall resign as such. Upon acceptance of its appointment as the successor agent in writing, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Agent as the case may be, (b) the retiring Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, and the Loan Documents, (c) the term "Agent" shall mean such successor agent effective upon its appointment, and (d) the retiring Agent's rights, powers and duties as the Agent as the case may be shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or their successors and assigns. With respect to any actions taken or omitted to be taken by the retiring Agent while it was the Agent (for which retiring Agent may still have liability), the retiring Agent shall continue to receive the benefits of this
ARTICLE X, including SECTION 10.10.

      10.13. APPLICABILITY OF SECTION TO THE BORROWERS. Notwithstanding any other provision contained in this ARTICLE X, the rights and obligations of the Borrowers under this Agreement shall not be affected by any provision otherwise included in this ARTICLE X. The Borrowers shall be permitted to rely on communications from the Agent which it reasonably believes are made on behalf of the Agent and, if specified therein, the Existing Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by the Borrowers hereunder shall be made to the Agent. Further, if any Existing Lender shall be in default hereunder, such default shall not affect the right and obligations of the Borrowers hereunder. The Agent shall provide the Borrowers with prompt notice of any default by any Existing Lender.

      10.14. DELIVERY TO AGENT OF EXISTING AGREEMENTS. If requested by the Agent in order to enforce any of the rights or remedies of the Existing Lenders under the Loan Documents, each Existing Lender shall deliver to the Agent the originals of any promissory notes or other Existing Agreements held by such Existing Lender evidencing the Existing Indebtedness, and if requested by the Agent from time to time for any other reason shall deliver to the Agent copies of any such promissory notes or other Existing Agreements.

                                  ARTICLE XI

                         JOINT AND SEVERAL LIABILITY

      11.1. JOINT AND SEVERAL LIABILITY. Each Borrower agrees that such Borrower is jointly and severally liable for the Obligations hereunder and that all Obligations of each Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, indemnification, expenses or other wise, will be paid strictly in accordance with the terms of this Agreement and the other Restructuring Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Existing Lenders with respect thereto. So long as the Obligations have not been paid in full, the liability of each Borrower hereunder shall be absolute and unconditional irrespective of:

                (a) any taking, exchange, release, or nonperfection of any Collateral or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                (b) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower.

      11.2. THE GUARANTEES. If and to the extent any Obligation of any Borrower to the Agent or any Existing Lender shall be considered an obligation of guaranty or suretyship, each Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Obligations. Upon failure by either Borrower to pay punctually any such amount, the other Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      11.3. GUARANTEES UNCONDITIONAL. The Obligations of each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (a) Any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the other Borrower under this Agreement, the Existing Agreements, the other Restructuring Documents or by operation of law or otherwise;

                (b) Any modification or amendment of or supplement to this Agreement, the Existing Agreements or the other Restructuring Documents;

                (c) Any release, impairment, non-perfection or invalidity of any direct or indirect security for any Obligation


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



of the other Borrower under this Agreement, the Existing Agreements or the other Restructuring Documents;

                (d) Any change in the corporate existence, structure or ownership of the other Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any Obligation of the other Borrower contained in this Agreement, the Existing Agreements or the other Restructuring Documents;

                (e) The existence of any claim, set-off or other rights which a Borrower may have at any time against the other Borrower, the Agent, any Existing Lender or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (f) Any invalidity or unenforceability relating to or against the other Borrower for any reason of this Agreement, the Existing Agreements or the other Restructuring Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of the principal, interest or any other amount payable by it under this Agreement or the other Restructuring Documents; or

                (g) Any other act or omission to act or delay of any kind by the other Borrower, the Agent, any Existing Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of its Obligations under this Agreement, the Existing Agreements or the other Restructuring Documents.

      11.4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Borrowers' Obligations hereunder shall remain in full force and effect until the Obligations have been paid in full. If at any time any payment of the principal of or interest on any Existing Indebtedness or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, the other Borrower's Obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      11.5. WAIVERS BY THE BORROWERS. The following waivers shall apply to the guarantees under this ARTICLE XI:

                (a) EACH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE THE AGENT, THE COLLATERAL AGENT OR ANY EXISTING LENDER FIRST TO PURSUE THE OTHER BORROWER OR ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO


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



THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS OBLIGATIONS TO THE AGENT AND THE EXISTING LENDERS OR PROCEEDING AGAINST SUCH BORROWER FOR SAME;

                (b)   EACH BORROWER ACKNOWLEDGES THAT:

                      (i) IF A DEFAULT OR EVENT OF DEFAULT OCCURS AND SUCH BORROWER PAYS TO THE AGENT AND THE EXISTING LENDERS ALL OR PART OF THE OBLIGATIONS, SUCH BORROWER WOULD HAVE A RIGHT TO PROCEED AGAINST THE OTHER BORROWER TO THE EXTENT OF THE OBLIGATIONS SO PAID BY SUCH BORROWER AND TO HAVE THE BENEFIT OF ANY SECURITY HELD BY THE AGENT OR COLLATERAL AGENT FOR THE OBLIGATIONS TO THE EXTENT OF THE OBLIGATIONS SO PAID BY THE BORROWER. SUCH RIGHT IS COMMONLY KNOWN AS THE "RIGHT OF SUBROGATION."

                      (ii) IF AN EVENT OF DEFAULT OCCURS, THE AGENT, AMONG OTHER THINGS, MAY ENFORCE ANY LIEN UPON ANY INTEREST IN REAL PROPERTY ("REAL PROPERTY LIEN") BY MEANS OF JUDICIAL ACTION OR BY NON-JUDICIAL ACTION COMMONLY KNOWN AS A "NON-JUDICIAL FORECLOSURE," "TRUSTEE'S SALE" OR "POWER OF SALE FORECLOSURE."

                      (iii) IF AN EVENT OF DEFAULT OCCURS, AND THE AGENT ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF A NON-JUDICIAL FORECLOSURE, TRUSTEE'S SALE OR POWER OF SALE FORECLOSURE, SUCH BORROWER'S RIGHT OF SUBROGATION TO PROCEED AGAINST THE OTHER BORROWER WOULD BE EXTINGUISHED BY THE OPERATION OF CALIFORNIA CODE OF CIVIL PROCEDURE ("CCP") SECTION 580 OR SIMILAR LAWS, AND, IN SUCH CASE, SUCH BORROWER MIGHT HAVE A DEFENSE AGAINST PAYMENT.

                      (iv) IF AN EVENT OF DEFAULT OCCURS, AND THE AGENT ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF JUDICIAL ACTION, SUCH BORROWER'S RIGHT TO PROCEED AGAINST THE OTHER BORROWER MIGHT BE LIMITED BY THE OPERATION OF CCP SECTION 580 OR SIMILAR LAWS, IN WHICH CASE SUCH BORROWER MIGHT HAVE A COMPLETE OR PARTIAL DEFENSE AGAINST PAYMENT.

                      NEVERTHELESS, SUCH BORROWER EXPRESSLY, KNOWINGLY AND INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES OR BENEFITS THE BORROWER MIGHT HAVE UNDER CCP SECTIONS 580(b) OR 580(d) OR SIMILAR LAWS.

                      (v) IN ADDITION, THE BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE EXISTING LENDERS, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF CCP
SECTION 580, OR SIMILAR LAWS OR OTHERWISE.

                      (vi) SUCH BORROWER ALSO AGREES THAT THIS AGREEMENT WILL REMAIN FULLY EFFECTIVE, AND SUCH BORROWER WILL BE LIABLE TO THE AGENT AND THE EXISTING LENDERS FOR ANY OBLIGATIONS EVEN IF THE AGENT SELLS AN INTEREST IN REAL PROPERTY BY JUDICIAL


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



FORECLOSURE ACTION AND SUCH BORROWER'S RIGHTS AGAINST THE BORROWERS ARE LIMITED BY THE OPERATION OF CCP SECTIONS 580b OR 580d OR SIMILAR LAWS.

                (c) SUCH BORROWER AGREES THAT THE AGENT AND THE EXISTING LENDERS SHALL BE UNDER NO OBLIGATION TO: MARSHAL ANY ASSETS IN FAVOR OF SUCH PERSON, TO PROCEED FIRST AGAINST ANY OTHER PERSON OR ANY PROPERTY OF ANY OTHER PERSON OR AGAINST ANY COLLATERAL, ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, PURSUE ANY OTHER REMEDY IN THE AGENT'S OR ANY EXISTING LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

                      EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE AGENT'S, THE CO-AGENTS' AND EACH EXISTING LENDER'S ENTERING INTO THIS AGREEMENT AND THAT THE AGENT, THE CO-AGENTS AND EACH EXISTING LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL.

      11.6. SUBROGATION. Each Borrower agrees that it shall have no right of subrogation, contribution or reimbursement against the other Borrower until the Obligations are paid in full. Each Borrower agrees upon making any payment hereunder to be subrogated to the rights of the payee against the other Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the other Borrower in respect thereof.

      11.7. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by either Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.


                                  ARTICLE XII

                                MISCELLANEOUS

      12.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached hereto or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the


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



Borrowers.  Each such notice, request or other communication shall be effective,
(i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED, that notices to the Agent under ARTICLE II shall not be effective until received.

      12.2. ENTIRE AGREEMENT. The execution and delivery of this Agreement and the other Loan Documents supersede all the negotiations or stipulations concerning matters thereof which preceded or accompanied the execution and delivery hereof and thereof. This Agreement, and the other Loan Documents are intended, by the parties hereto and thereto, to be a complete and exclusive statement of the terms and conditions hereof and thereof.

      12.3. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under the other Restructuring Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      12.4.     EXPENSES; INDEMNIFICATION.

                (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Steering Committee Lenders as a group, as such group is constituted on the Closing Date (as set forth in the attached Schedule 12.4) and as such group may be reconstituted from time to time including reasonable fees and disbursements of the Professionals retained by the Steering Committee Lenders as a whole, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Steering Committee Lender, or their Professionals, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, and (iii) all reasonable out-of-pocket legal fees and expenses of each Existing Lender accruing from and after the Termination Date in connection with payment of the Obligations.

                (b) The Borrowers agree to indemnify the Agent and each Existing Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (i) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Existing Loans hereunder or (ii) directly or indirectly resulting from, arising out of, or based upon (x) the presence, use, generation, manufacture, installation, release, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any Real Property or real property owned, leased or operated by Borrower or any Affiliate of Borrower (collectively, the "Subject Property") or (y) the violation or alleged violation by Borrower or any Affiliate of Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials to or from the Subject Property; PROVIDED, that no Indemnitee shall have the right to be indemnified hereunder (a) for such Indemnitee's own gross negligence or willful misconduct or (b) in the case of any Existing Lender, for its failure to perform the duties expressly required to be performed by it by the terms of this Agreement, in each case as determined by a court of competent jurisdiction.

      12.5. SET-OFF; SHARING UPON SET-OFF REDUCTIONS IN LIABILITY AND CONVERSION EVENTS.

                (a) In addition to any rights and remedies of the Existing Lenders provided by law, the Existing Lenders each shall have a security interest in any and all deposits of the Borrowers (general or special, time or demand, provisional or final) at any time held by any Existing Lender which security interest shall secure the Obligations. Upon the occurrence and during the continuance of an Event of Default, provided that it has first received the written consent of the Agent, without prior notice to the Borrowers (any such notice being specifically waived by the Borrowers to the fullest extent permitted by applicable law) each Existing Lender may set off and apply against any Obligations, whether matured or unmatured, of the Borrowers to the Existing Lenders, any amount owing from the Existing Lenders to the Borrowers. No Existing Lender shall exercise any right of set-off it may have against any Borrower or Guarantor in connection with the Obligations without the prior written consent of the Agent. Each Existing Lender promptly shall notify the Borrowers and the Agent after any such setoff and application made by any such Existing Lender; PROVIDED, HOWEVER, that failure to give such notice shall not affect the validity of such setoff and application. Provided that an Event of Default described in either SECTION 9.1(f) or SECTION 9.1(g) has not occurred, Bank of America National Trust and Savings Association expressly agrees


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



that it will not exercise set-off rights with respect to cash in the Cash Management System for application against any Indebtedness, liabilities or other obligations of any of the Borrowers, Guarantors or any Consolidated Subsidiaries under any agreements, other than the Existing Agreements and the other Restructuring Documents, excluding the T-Co Interim Credit Agreement. Any such set-off rights will be subject to the Intercreditor Agreements.

                (b) Each Existing Lender (other than (1) the Metra Lenders solely with respect to the Metra Collateral and the Letter of Credit Fees under the Metra Reimbursement Agreement, and (2) Citibank, N.A., Morgan Guaranty Trust Company of New York and PNC Bank, N.A. with respect to Letter of Credit Fees under the reimbursement agreements under which the NYCTA/PB/Metro North Letters of Credit were issued) agrees that:

                      (i) to the extent that it shall receive or shall have received or collect, in respect of any of the Obligations, any payment or distribution of any cash or other property of any Borrower or any Guarantor at any time, including by payment or distribution from any Borrower or any Guarantor, by exercise of any right of set-off or counterclaim by liquidation of Collateral, by reason of Conversion Events or Reductions in Liability, as a distribution in a bankruptcy, insolvency or similar proceeding or otherwise, and any such payment or distribution results in such Existing Lender's receiving or having received more than it would otherwise be entitled to receive under SECTIONS 2.10 or 2.11, such Existing Lender shall promptly deliver the same to the Agent in cash or the form received (except for the endorsement or the assignment of or by such Existing Lender where necessary), and subject to
SECTION 12.5(d), the Agent shall promptly distribute the same to all Existing Lenders in the same manner as if it were a payment to be distributed pursuant to
SECTION 2.11 (and such payment shall be applied as provided in SECTION
2.10), including making a distribution to the Contingent Indebtedness Account on account of the Existing Contingent Indebtedness and the Metra Obligations as provided in SECTION 2.11(b), and until so delivered, the same shall be held in trust by such Existing Lender as property of all Existing Lenders; and

                      (ii) to the extent that any payment or other transfer made under this Agreement on account of the principal portion of any Obligations shall be recovered (a "Returned Payment") from any Existing Lender pursuant to any preference, fraudulent transfer of similar provision under any bankruptcy, insolvency or similar law or otherwise, each other Existing Lender shall purchase from such Existing Lender a participation in its Pro Rata Share of such Returned Payment;

PROVIDED, that nothing in this Section shall impair the right of any Existing Lender (other than Bank of America National Trust and Savings Association with respect to the Cash Management


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



System) to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of a Borrower other than its Existing Indebtedness; AND PROVIDED FURTHER, that no Existing Lender shall be required to purchase any such participation pursuant to this SECTION 12.5(b) because of a Reduction in Liability, except to the extent such Existing Lender has, as determined pursuant to SECTION 2.12, received amounts under this Agreement in excess of the amount that it is otherwise entitled to receive under this Agreement.

                (c) To the extent that any Existing Lender is required by the provisions of SECTION 12.5(b) to purchase a participation in the Existing
Loans of one or more other Existing Lenders, such purchase shall be effected by
(i) the payment to the Agent by the Existing Lender making such purchase of the amount required to be paid, and (ii) the Agent's distribution of the amount or amounts required to be paid to the respective Existing Lender or Existing Lenders from whom such purchase is required to be made. To the extent that any Existing Lender is required by the provisions of SECTION 12.5(b) to purchase a participation in the Existing Contingent Indebtedness or the Contingent Obligations with respect to the Metra Reimbursement Agreement of one or more other Existing Lenders, such purchase shall be effected by (x) the payment to the Agent by the Existing Lender making such purchase of the amount required to be paid, and (y) the Agent's distribution into the Contingent Indebtedness Account pursuant to SECTION 2.11(b) of the amount or amounts required to be paid for the account of the respective Existing Lender or Existing Lenders from whom such purchase is required to be made; PROVIDED that funds held in the Contingent Indebtedness Account may be applied by the Agent to effect the purchase of a participation by Existing Lenders on whose behalf such funds are held. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in Existing Indebtedness, whether or not acquired pursuant to the foregoing arrangements, may exercise any rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

                (d) The Existing Lenders shall deliver to the Agent any distributions of property other than cash (distributions of cash shall be treated as provided in SECTION 12.5(b)) received from the Borrowers, the Guarantors or their successors in interest on account of the Obligations in connection with any recapitalization of the Borrowers (other than a recapitalization in connection with any bankruptcy or insolvency proceeding) that the Existing Lenders receive on account of the Obligations (other than the Metra Lenders with respect to the Metra Collateral in connection with the Metra Interim Credit Agreement). The Agent shall deposit such property with the Collateral Agent and upon the liquidation of such property, such property shall be distributed to the Existing Lenders as provided in SECTION 2.11 and applied to the Obligations as provided in SECTION 2.10.

                (e)   Each Existing Lender agrees to the provisions of this
SECTION 12.5 on behalf of any assignee under its Existing Agreement or the Metra Interim Credit Agreement.

      12.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the other Loan Documents other than the Warrants may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Agent and the Majority Lenders; PROVIDED, that (i) the consent of All Existing Lenders shall be required to amend, modify or waive any provision relating to (a) a change in the amount or the time of payment of any amount owing on any of the Existing Indebtedness, (b) a change in the rate of interest or fees to be paid by the Borrowers with respect to any of the Existing Indebtedness, (c) a change in the definitions of "All Lenders," "Conversion Event," "Exposure," "Liquidated Contingent Liability," "Majority Lenders," "Metra Exposure Reduction," "Metra Final Accounting Date," "Metra Reduction Equalization Event," "Non-Metra Exposure Reduction," "Pro Rata Share," "Pro Rata Share of Deferred Interest," "Reductions in Liability," or the definitions referred to therein, (d) any change that subjects any Existing Lender to any additional obligation, (e) this SECTION 12.6, SECTION 2.11,
SECTION 12.5(b), SECTION 12.20, or SECTION 12.22, (f) the release of any Guarantor or any Borrower, (g) any change in the lien priorities created by, or other material terms of, the Intercreditor Agreements, and (h) release of any Collateral that is not identified in the Asset Disposition Program (for which the consent of the Majority Lenders shall be required) or otherwise permitted to be released in connection with the Loan Documents; (ii) any change in the duties of or indemnities in this Agreement in favor of any Existing Lender or in an Existing Lender's Pro Rata Share or Pro Rata Share of Deferred Interest shall require the consent of such Existing Lender; and (iii) any change in the duties of or indemnities in favor of the Agent shall require the consent of the Agent. Notwithstanding anything to the contrary herein, the Agent and the Majority Lenders may modify, amend, restate, supplement or waive any provision of
ARTICLE X, other than SECTION 10.13, without the consent of the Borrowers;
AND PROVIDED FURTHER that amendments or waivers of this Agreement are subject to the Intercreditor Agreements.

      12.7. EFFECT OF WAIVERS; MODIFICATION OF DOCUMENTS. The Agent's, the Collateral Agent's or the Existing Lenders' failure, at any time or times, to require strict performance by the Borrowers or any other Person of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of the Agent, the Collateral Agent or the Existing Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent, the Collateral Agent or the Existing Lenders of a Default or Event of Default under this Agreement or any of the other Loan

Documents, shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. Subject to SECTION 12.20 and the Intercreditor Agreements, no waiver of any provision of this Agreement or any other Loan Documents, nor consent to any departure by the Borrowers, or any other person or entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent or the Majority Lenders or All Existing Lenders, as the case may be, necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      12.8.     SUCCESSORS AND ASSIGNS.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of All Existing Lenders.

                (b) Prior to the earlier to occur of September 1, 1995, or the consummation of the T-Co Transaction any Existing Lender may at any time grant to one or more of the Existing Lenders (each a "Participant") participating interests in or any or all of its Existing Indebtedness. After the earlier to occur of September 1, 1995, or the consummation of the T-Co Transaction, any Existing Lender may at any time grant a participating interest in its Existing Indebtedness to any Person. In the event of any such grant by an Existing Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Existing Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Existing Lender in connection with such Existing Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Existing Lender may grant such a participating interest shall provide that such Existing Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE II with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                (c) Prior to the earlier to occur of September 1, 1995, or the consummation of the T-Co Transaction, any Existing


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



Lender may at any time assign to one or more of the Existing Lenders (each an "ASSIGNEE") all of its rights and obligations under this Agreement or its Existing Agreements, as modified hereby or any part thereof, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement executed by such Assignee and such transferor Existing Lender in substantially the form attached hereto as EXHIBIT C. After the earlier to occur of September 1, 1995 or consummation of the T-Co Transaction, any Existing Lender may at any time assign to any Person (each an "ASSIGNEE") all of its rights and obligations under this Agreement or its Existing Agreements, as modified hereby, or any part thereof, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement executed by such Assignee and such transferor Existing Lender in substantially the form attached hereto as EXHIBIT C. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Existing Lender of an amount equal to the purchase price agreed to between such transferor Existing Lender and such Assignee, such Assignee shall be deemed to be an Existing Lender under this Agreement and shall have all of the rights and obligations of an Existing Lender with a proportionate share of the transferor Existing Lender's Pro Rata Share and Pro Rata Share of Deferred Interest, if any, as set forth in such instrument of assumption, and the transferor Existing Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

                (d) Notwithstanding anything to the contrary in the foregoing, the assignment and transfer of rights and obligations of the Metra Lenders shall also be subject to any conditions or limitations set forth in the Metra Interim Credit Agreement and the Metra Reimbursement Agreement.

                (e) Each Existing Lender agrees that it shall not assign all or any portion of its interests under its Existing Agreements or the Metra Interim Credit Agreement unless the assignee has agreed to be bound by SECTION 12.5.

      12.9. HEADINGS AND CAPTIONS. The headings and captions used in this Agreement and the other Restructuring Documents are solely for the purpose of reference and are not to be considered as construing or interpreting the provisions hereof or thereof.

      12.10. INTERPRETATION. Neither this Agreement or the other Restructuring Documents, nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Agent, the Existing Lenders or the Borrowers, whether under any rule of construction or otherwise. This Agreement and the other Restructuring Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to fairly accomplish the purposes and intentions of all such parties.

      12.11. INCONSISTENCIES WITH OTHER DOCUMENTS. In the event there is a conflict or inconsistency between this Agreement and the other Loan Documents, FIRST the terms of the MKO/MKD Asset Pool Intercreditor Agreement shall control and SECOND the terms of this Agreement shall control; PROVIDED, HOWEVER, that any provision of the Security Documents which imposes additional burdens on the Borrowers or further restricts the rights of the Borrowers or gives the Existing Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

      12.12. SEVERABILITY. If any portion of this Agreement, and the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the grant of collateral security for the Obligations under this Agreement, and the payment of principal and interest on the Existing Loans substantially on the same terms and subject to the same conditions as set forth herein and therein.

      12.13. GOVERNING LAW. THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

      12.14. CONSENT TO JURISDICTION. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE EXISTING AGREEMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE AGENT OR ANY EXISTING LENDER IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE EXISTING AGREEMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF THEMSELVES AND THEIR PROPERTY, IN THE MANNER SPECIFIED IN SECTION 12.1 (PROVIDED TELECOPY NOTICES
MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION 12.14 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY EXISTING LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY EXISTING LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

      12.15. WAIVER OF JURY TRIAL. THE AGENT, EACH EXISTING LENDER AND THE BORROWERS EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE EXISTING AGREEMENTS,

ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      12.16. CUMULATIVE REMEDIES. All rights and remedies provided in and contemplated by this Agreement, and the other Restructuring Documents are cumulative and not exclusive of any right or remedy otherwise provided herein, therein, at law or in equity.

      12.17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers set forth in this Agreement, and the other Restructuring Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrowers in connection herewith shall survive the execution of the delivery of this Agreement, and the other Restructuring Documents and the payment of all Existing Loans and other amounts due hereunder.

      12.18. RELATIONSHIP OF THE PARTIES. Neither the Agent nor the Existing Lenders shall be deemed partners or joint venturers with the Borrowers or any Affiliate thereof in making this Agreement or by any action taken hereunder.

      12.19. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      12.20.    VOTING PRIOR TO METRA REDUCTION EQUALIZATION EVENT.  Any vote
(a) after the T-Co Transaction has been consummated, at any time at which the Metra Exposure Reduction exceeds the Non-Metra Exposure Reduction, with respect to the following:

                (i) the reduction in the amount or a postponement of the time of payment of any amount owing on any of the Obligations,

                (ii) the reduction of the rate of interest or fees to be paid by the Borrowers with respect to any of the Obligations,

                (iii) the release of any Guarantor or Borrower,

                (iv) the release or subordination of any lien on any Collateral that is not identified in the Asset Disposition Program,

                (v) the conversion of all or any portion of the Obligations to equity or some other form of property,

                (vi) the sale, transfer, or other disposition of all or substantially all of the capital stock or assets of a Guarantor or a Borrower, or of a business unit or units of a Guarantor or a Borrower, other than assets described in the Asset Disposition Program; and

      (b) with respect to any instruction to the Collateral Agent to sell or otherwise dispose of property (other than cash) received in connection with a recapitalization of any Borrower or any Guarantor, including property received in connection with the events specified in subclauses (a)(v) and (a)(vi) of this SECTION 12.20;

shall require the consent of All Existing Lenders, PROVIDED that if one Metra Lender does not consent and all other Existing Lenders do consent, such vote shall be deemed to be All Existing Lenders (i.e., if one Metra Lender does not consent, the requisite vote will have been obtained and if two Metra Lenders do not consent, the requisite vote will not have been obtained); PROVIDED
FURTHER that (x) no such action shall affect the rights or remedies of the Metra Lenders with respect to the Metra Collateral or the right of the Metra Lenders to recover all Obligations owing under the Metra Interim Credit Agreement and related documents in accordance with the terms of the Metra Interim Credit Facility and related documents from proceeds of the Metra Collateral, and (y) any such action shall equally affect an amount of each Existing Lender's Exposure equal to a common percentage of such Existing Lender's Initial Exposure. The provisions of this SECTION 12.20 shall be construed as applying only to any amendments, waivers or modifications to this Agreement or of the rights and remedies of the Existing Lenders under this Agreement or the other Loan Documents to the extent that both before and after giving effect to such amendment, waiver or modification, the Non-Metra Exposure Reduction does not exceed the Metra Exposure Reduction. This SECTION 12.20 shall not apply in a bankruptcy proceeding.

      12.21. T-CO TERM SHEET. The parties hereto agree that by their execution of this Agreement they agree to the terms contained in the T-Co Term Sheet provided that such agreement shall not be construed as a commitment and is subject to all the provisions set forth in the preamble to the T-Co Term Sheet.

      12.22. PAYMENTS TO METRA LENDERS. Each Metra Lender hereby agrees, for the benefit of each Existing Lender with any Obligations other than Metra Obligations, that notwithstanding any provision of any writing to the contrary, no Metra Lender shall be entitled to receive any payment or distribution at any time in respect of any Metra Obligations (other than proceeds of the Metra Collateral and Letter of Credit Fees) prior to the Metra Reduction Equalization Event. If any such payments are received they shall be paid to the Agent pursuant to SECTION 12.5.

      12.23. AFFIRMATION OF PAYMENTS OF OBLIGATIONS. Nothing contained in SECTIONS 2.10, 2.11 or 12.5, or any other provision of this Agreement, is intended to or shall impair the obligations of the Borrowers and the Guarantors, which are absolute and unconditional, to pay all amounts owing in respect of the Obligations as and when the same shall become due and payable in accordance with their terms.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                        MORRISON KNUDSEN CORPORATION
                                  (a Delaware corporation)


                                  By    /s/  D.L. BRIGHAM
                                     ----------------------------------
                                  Name:    D.L. Brigham
                                        -------------------------------
                                  Title:  Vice President and Treasurer
                                         ------------------------------

                                  MORRISON KNUDSEN CORPORATION
                                  (an Ohio corporation)


                                  By    /s/  D.L. BRIGHAM
                                     ----------------------------------
                                  Name:     D.L. Brigham
                                        -------------------------------
                                  Title:  Vice President and Treasurer
                                         ------------------------------


AGENT AND LENDERS:

                                  MELLON BANK, N.A., as Agent and an Existing
                                  Lender


                                  By   /s/  ALAN J. KOPOLOW
                                     ----------------------------------
                                  Name:    Alan J. Kopolow
                                        -------------------------------
                                  Title:    Vice President
                                         ------------------------------



           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

LENDERS:



Bank of America National Trust         CIBC Inc.
and Savings Association

                                       By:   /s/ ROBERT N. GREER
                                           ------------------------
By:  /s/  HENRY V. YU                  Name:   Robert N. Greer
    ------------------------                 ----------------------
Name:    Henry V. Yu                   Title:    Vice President
      ----------------------                  ---------------------
Title: Senior Vice President
      ----------------------           Citibank, N.A.

Bank of Montreal

                                       By:  /s/  BRADLEY I. DIETZ
                                           ------------------------
By:  /s/  JAMES R. EASTER              Name:  Bradley I. Dietz
    ------------------------                 ----------------------
Name:   James R. Easter                Title:  Vice President
      ----------------------                  ---------------------
Title:   Account Manager
       ---------------------           Credit Lyonnais, Canada

The Bank of Nova Scotia

                                       By:   /s/  DANIEL ARPIN
                                           ------------------------
By:   /s/  D.N. GILLESPIE              Name:   Daniel Arpin
    ------------------------                 ----------------------
Name:   D.N. Gillespie                 Title: Vice President, Corporate Banking
      ----------------------                  ---------------------
Title: Assistant General Manager
       ---------------------
                                       By:    /s/   RITA FARLEY
                                           ------------------------
The Bank of Tokyo, Ltd.,               Name:    Rita Farley
Seattle Branch                               ----------------------
                                       Title: Manager, Corporate Banking
                                              ---------------------
By:   /s/  M. TOMI
    ------------------------           Credit Lyonnais, New York Branch
Name:       M. Tomi
      ----------------------
Title:  General Manager                By:   /s/ DAVID BONINGTON
       ---------------------               ------------------------
                                       Name:    David Bonington
Banque Nationale de Paris                    ----------------------
                                       Title:    Vice President
                                              ---------------------
By:  /s/  KATHERINE WOLFE
    ------------------------           Deutsche Bank AG,
Name:   Katherine Wolfe                Los Angeles Branch and/or Cayman
      ----------------------           Islands Branch
Title:   Vice President
       ---------------------
                                       By: /s/ PATRICIA E. APELIAN
                                           ------------------------
By: /s/ WILLIAM J. LATTERRAN           Name:   Patricia E. Apelian
    ------------------------                 ----------------------
Name:  William J. Latterran            Title:    Director
      ----------------------                  ---------------------
Title: Assistant Vice President
       ---------------------
                                       By:   /s/ SILVIA SPEAR
Banque Paribas                             ------------------------
                                       Name:  Silvia L. Spear
                                             ----------------------
By:   /s/ JOHN N. CATE                 Title:      Director
    ------------------------                  ---------------------
Name:    John N. Cate
      ----------------------           The Hongkong and Shanghai
Title:       G.V.P.                    Banking Corporation Limited
       ---------------------

                                       By:    /s/  G.W. MASER
By:  /s/  ALAN E. McLINTOCK               ------------------------
    ------------------------           Name:     G.W. Maser
Name:  Alan E. McLintock                     ---------------------
      ----------------------           Title:    Vice President
Title: Regional General Manager               --------------------
       ---------------------


              [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

The Industrial Bank of Japan,                San Paolo Bank SpA
Limited, Los Angeles Agency

                                             By:  /s/  DONALD W. BROWN
                                                 ---------------------
By:    /s/  KAZUTAKA KYOTO                   Name:  Donald W. Brown
    ------------------------                       -------------------
Name:    Kazutaka Kyoto                      Title:   Branch Manager
      ----------------------                        ------------------
Title:         SVP
       ---------------------

Key Bank of Idaho                            By:   /s/  GLEN BINDER
                                                 ---------------------
                                             Name:    Glen Binder
                                                   -------------------
                                             Title:  Vice President
                                                    ------------------
By:   /s/ BRET A. TINKER
    ------------------------
Name:      Bret A. Tinker                    Society National Bank
      ----------------------
Title:   Vice President
       ---------------------

The Long-Term Credit Bank of                 By:    /s/  NANCY TERRILL
Japan, Ltd., Los Angeles Agency                  ------------------------
                                             Name:    Nancy Terrill
                                                   ----------------------
                                             Title:    Vice President
                                                    ---------------------

By:    /s/  CURT M. BIREN                    Union Bank of Switzerland
    ------------------------
Name:     Curt M. Biren
      ----------------------
Title:  Vice President, Manager
       ---------------------
                                             By:  /s/  THOMAS G. JACKSON
                                                 ------------------------
Morgan Guaranty Trust Company                Name:   Thomas G. Jackson
                                                   ----------------------
                                             Title:  Managing Director
                                                    ---------------------

By: /s/ D. LINDA SCHEUPLEIN
    ------------------------
Name:  D. Linda Scheuplein                   By:  /s/  PETER S. HUMBER
      ----------------------                     ------------------------
Title:    Vice President                     Name:    Peter S. Humber
       ---------------------                       ----------------------
                                             Title:    Vice President
                                                    ---------------------
National Westminster Bank PLC
                                             Westdeutsche Landesbank
                                             Girozentrale, New York and
By:  /s/ THEODORE P. NIKOLIS                 Cayman Islands Branches
    ------------------------
Name:  Theodore P. Nikolis
      ----------------------
Title: Vice President and Counsel
       ---------------------
                                             By: /s/ MICHAEL F. McWALTERS
                                                 ------------------------
PNC Bank, N.A.                               Name: Michael F. McWalters
                                                   ----------------------
                                             Title:  Managing Director
                                                    ---------------------

By:  /s/ THOMAS J. McCOOL
    ------------------------
Name:  Thomas J. McCool                      By:  /s/  CATHERINE RUHLAND
      ----------------------                     ------------------------
Title: Senior Vice President                 Name:  Catherine Ruhland
       ---------------------                       ----------------------
                                             Title:      Associate
                                                    ---------------------
Royal Bank of Canada


By:  /s/  BRIAN W. DIXON
    ------------------------
Name:    Brian W. Dixon
      ----------------------
Title:    Senior Manager
       ---------------------

                            EXHIBITS AND SCHEDULES

      [The Registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the Exhibits and Schedules hereto.]